AMENDED AND RESTATED CREDIT AGREEMENT

                                  Among

                         CORE LABORATORIES, INC.
                              as Borrower,

                       THE FINANCIAL INSTITUTIONS
                     NAMED IN THIS CREDIT AGREEMENT
                                as Banks,

                                   and

                       NATIONSBANK OF TEXAS, N.A.,
                         as Agent for the Banks

                  $10,000,000 Revolving Loan Facility
                  $14,000,000 Term Loan Facility
                  $20,000,000 Acquisition Loan Facility

                            February 7, 1997

                                                                    PAGE
                            TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS...........................1

      1.1   Certain Defined Terms......................................1
      1.2   Computation of Time Periods...............................18
      1.3   Accounting Terms; Preparation of Financials...............18
      1.4   Types and Classes.........................................19
      1.5   Interpretation............................................19

ARTICLE 2.  CREDIT FACILITIES.........................................19

      2.1   Revolving Loan Facility...................................19
      2.2   Term Loan Facility........................................22
      2.3   Acquisition Loan Facility.................................23
      2.4   Letter of Credit Facility.................................27
      2.5   Fees......................................................30
      2.6   Interest..................................................31
      2.7   Breakage Costs............................................34
      2.8   Increased Costs...........................................34
      2.9   Illegality................................................35
      2.10  Market Failure............................................36
      2.11  Payment Procedures and Computations.......................36
      2.12  Taxes.....................................................38

ARTICLE 3.  CONDITIONS PRECEDENT......................................39

      3.1   Conditions Precedent to Effectiveness.....................39
      3.2   Conditions Precedent to Each Extension of Credit..........39

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES............................40

      4.1   Organization..............................................40
      4.2   Authorization.............................................41
      4.3   Enforceability............................................41
      4.4   Absence of Conflicts and Approvals........................41
      4.5   Investment Companies......................................41
      4.6   Public Utilities..........................................41
      4.7   Financial Condition.......................................41

                                                                    PAGE

      4.8   Condition of Assets.......................................42
      4.9   Litigation................................................42
      4.10  Subsidiaries..............................................43
      4.11  Laws and Regulations......................................43
      4.12  Environmental Compliance..................................43
      4.13  ERISA.....................................................43
      4.14  Taxes.....................................................43
      4.15  True and Complete Disclosure..............................44

ARTICLE 5.  COVENANTS.................................................44

      5.1   Organization..............................................44
      5.2   Reporting.................................................44
      5.3   Inspection................................................46
      5.4   Use of Proceeds...........................................46
      5.5   Financial Covenants.......................................46
      5.6   Debt......................................................48
      5.7   Liens.....................................................48
      5.8   Derivatives...............................................48
      5.9   Corporate Transactions....................................48
      5.10  Distributions.............................................49
      5.11  Transactions with Affiliates..............................50
      5.12  Insurance.................................................50
      5.13  Investments; Acquisitions.................................50
      5.14  Lines of Business; Distribution...........................51
      5.15  Compliance with Laws......................................51
      5.16  Environmental Compliance..................................51
      5.17  ERISA Compliance..........................................52
      5.18  Payment of Certain Claims.................................52
      5.19  Subsidiaries..............................................52

ARTICLE 6.  DEFAULT AND REMEDIES......................................53

      6.1   Events of Default.........................................53
      6.2   Termination of Commitments................................54
      6.3   Acceleration of Credit Obligations........................54
      6.4   Cash Collateralization of Letters of Credit...............55
      6.5   Default Interest..........................................55
      6.6   Right of Setoff...........................................55
      6.7   Actions Under Credit Documents............................55

                                                                    PAGE

      6.8   Remedies Cumulative.......................................55
      6.9   Application of Payments...................................56

ARTICLE 7.  THE AGENT AND THE ISSUING BANK............................56

      7.1   Authorization and Action..................................56
      7.2   Reliance, Etc.............................................57
      7.3   Affiliates................................................57
      7.4   Bank Credit Decision......................................58
      7.5   Expenses..................................................58
      7.6   Indemnification...........................................58
      7.7   Successor Agent and Issuing Bank..........................59

ARTICLE 8.  MISCELLANEOUS.............................................59

      8.1   Expenses..................................................59
      8.2   Indemnification...........................................60
      8.3   Modifications, Waivers, and Consents......................60
      8.4   Survival of Agreements....................................60
      8.5   Assignment and Participation..............................61
      8.6   Notice....................................................63
      8.7   Choice of Law.............................................63
      8.8   Forum Selection...........................................63
      8.9   Service of Process........................................64
      8.10  Waiver of Jury Trial......................................64
      8.11  Confidentiality...........................................64
      8.12  Amendment and Restatement.................................64
      8.13  Counterparts..............................................65
      8.14  No Further Agreements.....................................66

                                                                    PAGE

EXHIBITS

      Exhibit A   -     Form of Compliance Certificate
      Exhibit B   -     Form of Borrowing Request
      Exhibit C   -     Form of Continuation/Conversion Request
      Exhibit D-1 -     Form of Revolving Loan Note
      Exhibit D-2 -     Form of Acquisition Loan Note
      Exhibit D-3 -     Form of Term Loan Note
      Exhibit E   -     Form of Assignment and Acceptance
      Exhibit F   -     Closing Documents List

SCHEDULES

      Schedule I  -     Administrative Information

      Schedule II -     Disclosures

                            CREDIT AGREEMENT

      This Amended and Restated Credit Agreement dated as of February 7, 1997, is among Core Laboratories, Inc., a Delaware corporation, as Borrower, the financial institutions named herein, as Banks, and NationsBank of Texas, N.A., as Agent for the Banks.

      The parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS.

      1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "ACQUISITION" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or any related group of assets, liabilities, or securities of any Person or group of Persons.

      "ACQUISITION LOAN" means, with respect to any Acquisition Loan Borrowing, the aggregate outstanding principal amount of such Acquisition Loan Borrowing.

      "ACQUISITION LOAN ADVANCE" means the outstanding principal from a Bank which represents such Bank's ratable share of an Acquisition Loan Borrowing.

      "ACQUISITION LOAN BORROWING" means (a) any Guidance Loan Borrowing under the Prior Version of this Agreement that remains outstanding upon the effectiveness of this Agreement and (b) any aggregate amount of principal advanced on the same day and pursuant to the same Borrowing Request under the revolving acquisition facility created in Section 2.3.

      "ACQUISITION LOAN COMMITMENT" means, for any Bank, the amount set forth below such Bank's name on the signature pages hereof as its Acquisition Loan Commitment, or if such Bank has entered into any Assignment and Acceptance, as set forth for such Bank as its Acquisition Loan Commitment in the Register maintained by the Agent pursuant to Section 8.5(c), as such amount may be terminated under Section 6.2.

      "ACQUISITION LOAN COMMITMENT TERMINATION DATE" means September 30, 1998.

      "ACQUISITION LOAN MATURITY DATE" means, with respect to each Acquisition Loan Borrowing, the final maturity of such Borrowing as set forth in the Acquisition Loan Notes executed in connection with such Acquisition Loan Borrowing, but in no event later than September 30, 2003.

      "ACQUISITION LOAN NOTES" means (a) the $3,400,000 Guidance Loan Note dated as of January 12, 1996, made by the Borrower and payable to the order of NationsBank and the $3,400,000 Guidance Loan Note dated as of January 12, 1996, made by the Borrower and payable to the order of Bank of America Texas, N.A., which Guidance Loan Notes were issued under the Prior Version of this Agreement and remain in effect under this version of this Agreement (but are redefined and treated as Acquisition Loan Notes hereunder) and (b) any other promissory note of the Borrower payable to the order of a Bank, in substantially the form as the attached EXHIBIT D-2, evidencing the indebtedness of the Borrower to such Bank resulting from the Acquisition Loan Advance made by such Bank to the Borrower in connection with any Acquisition Loan Borrowing.

      "ADJUSTED PRIME RATE" means, for any day, the fluctuating per annum interest rate equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.50%.

      "ADVANCE" means any Revolving Loan Advance, Acquisition Loan Advance, or Term Loan Advance.

      "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

      "AGENT" means NationsBank in its capacity as an agent pursuant to Article 7 and any successor agent pursuant to Section 7.7.

      "AGREEMENT" means this Amended and Restated Credit Agreement.

      "APPLICABLE INTEREST MARGIN" means, for any LIBOR Tranche or Prime Rate Tranche and as of any date of its determination, an amount equal to the percentage amount set forth in the table below opposite the applicable ratio of
(a) the consolidated Funded Debt of the Parent as of the end of the fiscal quarter then most recently ended (as adjusted to reflect the effects of any Acquisitions as set forth below) to (b) the consolidated EBITDA of the Parent for the preceding four fiscal quarters then most recently ended (as adjusted to reflect the effects of any Acquisitions as set forth below).

                FUNDED DEBT TO                      APPLICABLE INTEREST MARGIN    APPLICABLE INTEREST MARGIN
                     EBITDA                                LIBOR TRANCHES                PRIME TRANCHES

                        (less than or equal to) 1.00          0.75%                         0.00%
(greater than) 1.00 but (less than or equal to) 1.25          1.00%                         0.00%
(greater than) 1.25 but (less than or equal to) 1.75          1.25%                         0.00%
(greater than) 1.75                                           1.50%                         0.00%

The Agent shall determine the Applicable Interest Margin on a quarterly basis based upon the most recent financial statements dated as of the end of a fiscal quarter delivered to the Agent pursuant to Section 5.2(b) (subject to revisions in subsequent periods based upon the audited financial statements delivered pursuant to Section 5.2(a), and further subject to adjustments for the effect of Acquisitions in accordance with Section 5.5(b)(iii)). Any adjustments to the Applicable Interest Margin shall become effective three Business Days following the date of delivery of such financial statements to the Agent; provided, however, that if such financial statements are not delivered when required hereunder, the Applicable Interest Margin shall increase to the maximum percentage amount set forth in the table above from the date when such financial statements were required to be delivered to the Agent hereunder until received by the Agent.

In addition to the foregoing determinations, in the event there shall occur any Acquisition since the date the Applicable Interest Margin was last determined as set forth above, the Agent shall following the Acquisition make an interim redetermination of the Applicable Interest Margin reflecting the effect of the Acquisition. Any such adjustment to the Applicable Interest Margin shall become effective on the effective date of the Acquisition.

Upon any change in the Applicable Interest Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Interest Margin.

      "APPLICABLE LENDING OFFICE" means, with respect to each Bank and for any particular type of transaction, the office of such Bank set forth in SCHEDULE I to this Agreement (or in the applicable Assignment and Acceptance by which such Bank joined this Agreement) as its applicable lending office for such type of transaction or such other office of such Bank as such Bank may from time to time specify in writing to the Borrower and the Agent for such particular type of transaction.

      "APPLICABLE PAYMENT OFFICE" means, with respect to the Agent and for any particular type of transaction, the office of the Agent set forth in SCHEDULE I to this Agreement as its applicable payment office for such type of transaction or such other office of the Agent as the Agent may from time to time specify to the Borrower for such particular type of transaction.

      "BANKS" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 8.5(b).

      "BORROWER" means Core Laboratories, Inc., a Delaware corporation.

      "BORROWER ACCOUNT" means the principal operating account of Borrower with the Agent or any other account of Borrower with the Agent which is designated as Borrower's "Borrower Account" in writing by the Borrower.

      "BORROWING" means any Revolving Loan Borrowing, Acquisition Loan Borrowing, or the Term Loan.

      "BORROWING REQUEST" means a Borrowing Request in substantially the form of EXHIBIT B executed by a Responsible Officer of the Borrower and delivered to the Agent.

      "BUSINESS DAY" means any Monday through Friday during which commercial banks are open for business in Houston, Texas, Dallas, Texas, and, if the applicable Business Day relates to any LIBOR Tranche, on which dealings are carried on in the London interbank market.

      "CAPITAL LEASES" means, for any Person, any lease of any property by such Person which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

      "CHANGE OF CONTROL" means:

            (a) with respect to the Parent, if the current shareholders of the Parent cease to have (i) beneficial ownership of 51% or more of the issued and outstanding Voting Securities of the Parent or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Parent; and

            (b) with respect to the Borrower, if the Parent or Affiliates of the Parent cease to have (i) beneficial ownership of 100% of the issued and outstanding Voting Securities of the Borrower or (ii) the power to elect, appoint, or cause the election or appointment of all of the board of directors of the Borrower.

      "CLASS" means has the meaning specified in Section 1.4.

      "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "COMMITMENTS" means the Revolving Loan Commitments, the Acquisition Loan Commitments, and the Term Loan Commitments.

      "COMMONLY CONTROLLED ENTITY" means, with respect to any Person, any other Person which is under common control with such Person within the meaning of
Section 414 of the Code.

      "COMPLIANCE CERTIFICATE" means a compliance certificate executed by a Responsible Officer of the Borrower in substantially the form of EXHIBIT A.

      "CONTINUATION/CONVERSION REQUEST" means a Continuation/Conversion Request in substantially the form of EXHIBIT C executed by a Responsible Officer of the Borrower and delivered to the Agent.

      "CREDIT DOCUMENTS" means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

      "CREDIT OBLIGATIONS" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and/or the Banks under this Agreement, the Notes, the Letter of Credit Documents, and the other Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

      "CREDIT PARTIES" means the Borrower and the Guarantors.

      "DEBT" means, with respect to any Person and as of any date of its determination, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (c) obligations of such Person as lessee under Capital Leases, (d) obligations of such Person to pay the deferred purchase price of property or services, (e) obligations of such Person under or relating to letters of credit, guaranties, note purchase agreements, investment agreements, and other obligations of such Person which support the repayment of the types of indebtedness and obligations of others referred to in parts (a) through (d) of this definition, and (f) nonrecourse indebtedness or obligations of others of the kinds referred to in parts (a) through (e) of this definition secured by any Lien on or in respect of any property of such

Person. For the purposes of determining the amount of any Debt, the amount of any Debt described in clause (e) of the definition of Debt shall be valued at the full amount of the contingent liability thereunder and the amount of any Debt described in clause (f) shall be valued at the lesser of the amount of the Debt secured or the value of the property securing such Debt.

      "DEFAULT" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DEFAULT RATE" means, with respect to any amount due hereunder, a per annum interest rate equal to (a) if such amount is either outstanding principal accruing interest based upon a rate established elsewhere in this Agreement or accrued but unpaid interest thereon, the sum of (i) the interest rate established elsewhere in this Agreement from time to time for such principal amount, including any applicable margin, plus (ii) 3.00% per annum or (b) in all other cases, the Adjusted Prime Rate in effect from time to time plus the Applicable Interest Margin in effect from time to time plus 3.00% per annum.

      "DERIVATIVES" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

      "DOLLARS OR $" means lawful money of the United States of America.

      "EBITDA" means, with respect to any Person and for any period of its determination, the consolidated net income of such Person for such period, plus the consolidated interest expense, taxes, and depreciation and amortization of such Person for such period.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ELIGIBLE ASSIGNEE" means, with respect to any assignment hereunder at the time of such assignment, any commercial bank organized under the laws of the United States or any of the countries parties to the Organization for Economic Cooperation and Development or any political subdivision of any thereof which has primary capital (or its equivalent) of not less than $500,000,000, is approved by the Agent, and, so long as no Event of Default exists, is approved by the Borrower.

      "ENVIRONMENTAL LAW" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

      "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any of its successors.

      "FINANCIAL STATEMENTS" means the audited financial statements of the Parent referred to in Section 4.7(a).

      "FUNDED DEBT" means, with respect to any Person and as of any date of its determination, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments, (c) obligations of such Person as lessee under Capital Leases, and (d) obligations of such Person to pay the deferred purchase price of property or services, other than Debt in the form of accounts payable to trade creditors and current operating liabilities incurred in the ordinary course of business.

      "GUARANTIES" means (a) the Guaranty dated as of February 7, 1997, made by the Parent in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, guaranteeing payment of the Credit Obligations, (b) the Guaranty dated as of February 7, 1997, made by ProTechnics in favor of the Agent for the benefit of the Agent and the ratable benefit of the Banks, guaranteeing payment of the Credit Obligations, and (c) any other present or future guaranties of any Credit Obligations, including any executed and delivered pursuant to Section 5.19.

      "GUARANTORS" means (a) the Parent, (b) ProTechnics, and (c) any other Person that executes a Guaranty.

      "HAZARDOUS MATERIALS" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any Environmental Law.

      "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to the relevant Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Article 5069-1.04 of the Texas Revised Civil Statutes, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply.

      "INTANGIBLE ASSETS" means, with respect to any Person and as of any date of its determination, the goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets, and such other assets of such Person as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

      "INTEREST PERIOD" means, with respect to each LIBOR Tranche, the period commencing on the date of such LIBOR Tranche and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Borrowing Request or Continuation/Conversion Request (unless there shall exist any Default or Event of Default, in which case the Borrower may only select one month Interest Periods); provided, however, that:

      (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

      (b) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

      (c) the Borrower may not select an Interest Period for any LIBOR Tranche under any Loan which ends after any date when outstanding principal amounts of such Loan must be repaid unless, after giving effect to such selection, the aggregate outstanding principal amount of Prime Rate Tranches under such Loan and LIBOR Tranches under such Loan having Interest Periods which end on or before such repayment date shall be at least equal to or greater than the principal amount of such Loan due and payable on or before such date (and therefore in no event shall any Interest Period for any LIBOR Tranche extend beyond the applicable Maturity Date).

      "INTERIM FINANCIAL STATEMENTS" means the quarter end financial statements of the Parent referred to in Section 4.7(b).

      "ISSUING BANK" means NationsBank and any successor issuing bank pursuant to Section 7.7.

      "LETTER OF CREDIT" means (a) any commercial or standby letter of credit issued by the Issuing Bank for the account of a Borrower pursuant to the terms of this Agreement or (b) any MeesPierson Letter of Credit.

      "LETTER OF CREDIT APPLICATION" means the Issuing Bank's standard form letter of credit application for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the issuance of a Letter of Credit, or
(b) with respect to MeesPierson Letters of Credit only, the letter of credit application for standby letter of credit and all amendments thereto executed by the Borrower and accepted by MeesPierson N.V. in connection with the issuance of each MeesPierson Letter of Credit.

      "LETTER OF CREDIT APPLICATION AMENDMENT" means the Issuing Bank's standard form application to amend a letter of credit for either a commercial or standby letter of credit, as the case may be, which has been executed by a Borrower and accepted by the Issuing Bank in connection with the increase or extension of a Letter of Credit.

      "LETTER OF CREDIT COLLATERAL ACCOUNT" means a special cash collateral account pledged to the Agent containing cash deposited pursuant to Section 6.4 to be maintained with the Agent in accordance with Section 2.4(g).

      "LETTER OF CREDIT DOCUMENTS" means all Letters of Credit, Letter of Credit Applications, Letter of Credit Application Amendments, and agreements, documents, and instruments entered into in connection with or relating thereto.

      "LETTER OF CREDIT EXPOSURE" means, as of any date of its determination, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate of the reimbursement obligations of the Borrower under the Letter of Credit Applications and this Agreement.

      "LETTER OF CREDIT SUBLIMIT" means $4,000,000.

      "LIBOR" means, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "LIBOR TRANCHE" shall mean any Tranche which bears interest based upon the LIBOR, as determined in accordance with Section 2.6

      "LIEN" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance, or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including any title retention for such purposes under any conditional sale agreement, any Capital Lease, or any other title transfer or retention agreement).

      "LOAN" means the Revolving Loan, the Term Loan, or any Acquisition Loan.

      "MAJORITY BANKS" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time; provided that if no such principal amount or Letter of Credit Exposure is then outstanding, "Majority Banks" shall mean Banks having at least 66- 2/3% of the aggregate amount of the Commitments at such time.

      "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, operations, or financial condition of the Parent and the Parent's Subsidiaries, taken as a whole, since the date of the Financial Statements or Interim Financial Statements or since the date of this Agreement, including any change which results or could potentially result in any liability of any Restricted Entity of $1,000,000 or greater.

      "MATURITY DATE" means the Revolving Loan Maturity Date, Acquisition Loan Maturity Date, or Term Loan Maturity Date, as applicable.

      "MEESPIERSON LETTERS OF CREDIT" means the existing letters of credit described in Exhibit A to letter participation agreement dated October 2, 1995, between MeesPierson N.V., as seller, and the Issuing Bank, as purchaser.

      "MINIMUM BORROWING AMOUNT" means, with respect to any Revolving Loan Borrowing, $500,000, with respect to the Term Loan, the amount of the Term Loan, and with respect to any Acquisition Loan Borrowing, $2,000,000.

      "MINIMUM BORROWING MULTIPLE" means $100,000.

      "MINIMUM TRANCHE AMOUNT" means, with respect to any Tranche, $500,000.

      "MINIMUM TRANCHE MULTIPLE" means $100,000.

      "NATIONSBANK" means NationsBank of Texas, N.A., in its individual capacity.

      "NET WORTH" means, with respect to any Person and as of any date of its determination, the excess of (a) the assets of such Person over (b) the sum of the liabilities of such Person plus the minority interests in such Person held by others.

      "NOTE" means any Revolving Loan Note, Acquisition Loan Note, or Term Loan Note.

      "PARENT" means Core Laboratories N.V., a Netherlands limited liability company.

      "PBGC" means Pension Benefit Guaranty Corporation or its successor.

      "PERMITTED DEBT" means all of the following Debt:

            (a) the Credit Obligations;

            (b) Debt existing on the date of this Agreement and listed in
      SCHEDULE II and any extensions, refinancings, and rearrangements thereof that do not increase the principal amount thereof or the interest rate thereof at the time of such extension, refinancing, or rearrangement;

            (c) Debt incurred after the date of this Agreement in an aggregate outstanding amount not to exceed $7,500,000 in the form of (i) Capital Leases and purchase money indebtedness and (ii) Debt incurred outside of the United States by the Parent or Subsidiaries of the Parent organized under a jurisdiction outside of the United States holding substantially all material assets outside of the United States;

            (d) Debt in the form of accounts payable to trade creditors and current operating liabilities incurred in the ordinary course of business;

            (e) Debt in the form of loans or advances made by any Restricted Entity to any other Restricted Entity provided that with respect to any such indebtedness of the

      Borrower or any of its Subsidiaries to the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries) such Debt is subordinated to the payment of the Credit Obligations in a manner satisfactory to the Agent and all payments made thereon are made in compliance with Section 5.6(b); and

            (f) any other Debt that is expressly approved in writing by the Majority Banks prior to the incurrence thereof.

      "PERMITTED DERIVATIVES" means any Derivative used by any Restricted Entity in such Person's respective business operations in aggregate notional quantities not to exceed the reasonably anticipated consumption of such Person of the underlying commodity for the relevant period, but no Derivatives which are speculative in nature.

      "PERMITTED INVESTMENTS" means all of the following investments:

            (a) investments made by any Person in (i) the Borrower, (ii) Subsidiaries of the Borrower organized under a jurisdiction of the United States holding substantially all material assets in the United States, and
      (iii) Subsidiaries of the Borrower organized solely for the purpose of acting as qualified foreign sales corporations under the United States federal income tax code in an aggregate outstanding amount not to exceed $3,000,000 provided that all such investment is in the form of accrued but unpaid obligations owed to such Subsidiaries for sales commissions and that all such investment does not exceed $10,000 for at least one day during any 24 month period;

            (b) (i) investments made by any Person (other than the Borrower or Subsidiaries of the Borrower organized under a jurisdiction of the United States holding substantially all material assets in the United States) in the Parent or Subsidiaries of the Parent organized under a jurisdiction outside of the United States holding substantially all material assets outside of the United States and (ii) investments made by the Borrower or any Subsidiary of the Borrower organized under a jurisdiction of the United States holding substantially all material assets in the United States in the Parent or Subsidiaries of the Parent organized under a jurisdiction outside of the United States holding substantially all material assets outside of the United States in an aggregate outstanding amount not to exceed (A) $5,000,000 for investments in the form of unpaid amounts owed for goods and services sold by such domestic entities to such foreign entities in the ordinary course of business, (B) the lesser of $14,700,000 or the amount actually invested by the Parent and its Subsidiaries for the initial purchase of the equity securities of Scott Pickford, and (C) $4,000,000 for all other types of investments made by such domestic entities to such foreign entities;

            (c) investments in the form of loans, guaranties, open accounts, and other extensions of trade credit in the ordinary course of business;

            (d) investments in commercial paper and bankers' acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition is accorded the highest rating by Standard & Poors Corporation or Moody's Investors Services, Inc;

            (e) investments in direct obligations of the United States, or investments in any Person which investments are guaranteed by the full faith and credit of the United States, in either case maturing in twelve months or less from the date of acquisition thereof and repurchase agreements having a term of less than one year and fully collateralized by such obligations which are entered into with banks or trust companies described in clause (g) below or brokerage companies having net worth in excess of $500,000,000;

            (f) investments in direct obligations of any country party to the Organization for Economic Cooperation and Development ("Permitted Foreign Countries") (or central banks thereof) in any case maturing in twelve months or less from the date of acquisition thereof and repurchase agreements having a term of less than one year relating to and fully collateralized by such obligations, which repurchase agreements are entered into with banks or trust companies described in clauses (g) or (h) below or brokerage companies having a net worth in excess of $500,000,000;

            (g) investments in time deposits or certificates of deposit maturing within one year from the date such investment is made, issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $500,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A by Standard & Poor's Corporation or A-2 by Moody's Investors Services, Inc.;

            (h) investments in time deposits or certificates of deposit maturing within one year from the date such investment is made, issued by a bank or trust company organized under the laws of any Permitted Foreign Country or any political subdivision thereof, having capital, surplus, and undivided profits aggregating at least $500,000,000 and whose holding company's long-term debt is, at the time of acquisition thereto, rated A by Standard & Poor's Ratings Group or A-2 by Moody's Investors Services, Inc.;

            (i) investments in money market funds which invest solely in the types of investments described in paragraphs (d) through (h) above;

            (j) investments constituting the payment for or settlement of a claim owed to the Parent or any Subsidiary of the Parent received by the Parent or such Subsidiary of the Parent pursuant to a bankruptcy, reorganization, arrangement, or insolvency proceeding, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors; and

            (k) investments other than the investments described above in an aggregate outstanding amount not to exceed $5,000,000.

In valuing any investments for the purpose of applying the limitations set forth in this Agreement, such investments shall be taken at the original cost thereof (but without reduction for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting investments made by the investee in the investor). For purposes of this Agreement, at any time when a corporation becomes a Subsidiary of the Parent, all investments of such corporation at such time shall be deemed to have been made by such corporation at such time.

      "PERMITTED LIENS" means all of the following Liens:

            (a) Liens securing the Credit Obligations;

            (b) existing Liens securing specific Debt permitted under clause (b) of the definition of Permitted Debt and listed in SCHEDULE II, provided that each such Lien secures only the Debt listed in such Schedule as being secured by such Lien and each such Lien encumbers only the property described in such Schedule as being encumbered by such Lien;

            (c) (i)Liens securing purchase money debt or Capital Leases permitted under clause (c)(i) of the definition of Permitted Debt, provided that each such Lien secures only the purchase money debt or Capital Lease incurred in connection with the acquisition of the assets purchased or leased in connection with the incurrence of such purchase money debt or Capital Lease and each such Lien encumbers only the assets purchased or leased in connection with the incurrence of such purchase money debt and (ii) Liens securing Debt permitted under clause (c)(ii) of the definition of Permitted Debt provided that (A) such Liens secure only Debt assumed in connection with an Acquisition and encumber only the property encumbered by such Liens prior to such Acquisition (and such Liens were not created in contemplation of such

      Acquisition) and (B) such Liens and the notations, filings, and recordings reflecting such Liens are released within 90 days following the Acquisition;

            (e) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of any Restricted Entity's assets or materially interfere with any Restricted Entity's business, including (i) Liens for taxes, assessments, or other governmental charges or levies; (ii) Liens in connection with worker's compensation, unemployment insurance, or other social security, old age pension, or public liability obligations; (iii) Liens in the form of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) Liens in the form of vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, or other like Liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property; and (v) Liens in the form of zoning restrictions, easements, licenses, and other restrictions on the use of real property or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the applicable Restricted Entity or the value of such property; and

            (f) any other Liens approved in writing by the Majority Banks prior to the creation thereof.

      "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

      "PLAN" means any (a) employee medical benefit plan under Section 3(1) of ERISA, (b) employee pension benefit plan under Section 3(2) of ERISA, (c) multiemployer plan under Section 4001(a)(3) of ERISA, and (d) employee account benefit plan under Section 3(2) of ERISA.

      "PRIME RATE" means a fluctuating per annum interest rate in effect from time to time equal to the rate of interest publicly announced by the Agent as its prime rate, whether or not the Borrower has notice thereof.

      "PRIOR VERSION OF THIS AGREEMENT" means the Credit Agreement dated as of September 30, 1995, among the Borrower, the Agent, and the Banks named therein.

      "PRIME RATE TRANCHE" shall mean any Tranche which bears interest based upon the Adjusted Prime Rate, as determined in accordance with Section 2.6

      "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

      "PROTECHNICS" means ProTechnics Company, a Nevada corporation.

      "RATABLE SHARE" OR "PRO RATA SHARE" means, with respect to any Bank and as of any date of its determination, either (a) the ratio of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio of such Bank's aggregate outstanding Advances and share of the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure at such time.

      "RELATED PARTIES" means, with respect to any Person, such Person's stockholders, directors, officers, employees, agents, Affiliates, successors, and assigns, and their respective stockholders, directors, officers, employees, and agents, and, with respect to any Person that is an individual, such Person's family relations and heirs.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

      "RESPONSIBLE OFFICER" means, with respect to any Person, such Person's Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, and Treasurer.

      "RESTRICTED ENTITIES" means the Parent and each Subsidiary of the Parent, including the Borrower.

      "REVOLVING LOAN" means the aggregate outstanding principal amount of the Revolving Loan Borrowings.

      "REVOLVING LOAN ADVANCE" means the outstanding principal from a Bank which represents such Bank's ratable share of a Revolving Loan Borrowing.

      "REVOLVING LOAN BORROWING" means (a) any Revolving Loan Borrowing under the Prior Version of this Agreement that remains outstanding upon the effectiveness of this Agreement and (b) any aggregate amount of principal advanced on the same day and pursuant to the same Borrowing Request under the revolving loan facility described in Section 2.1.

      "REVOLVING LOAN COMMITMENT" means, for any Bank, the amount set forth below such Bank's name on the signature pages hereof as its Revolving Loan Commitment, or if such Bank has entered into any Assignment and Acceptance, as set forth for such Bank as its Revolving Loan Commitment in the Register maintained by the Agent pursuant to Section 8.5(c), as such amount may be terminated Section 6.2.

      "REVOLVING LOAN COMMITMENT TERMINATION DATE" means September 30, 1998.

      "REVOLVING LOAN MATURITY DATE" means September 30, 2001.

      "REVOLVING LOAN NOTE" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form as the attached EXHIBIT D-1, evidencing the indebtedness of the Borrower to such Bank resulting from Revolving Loan Advances made by such Bank to the Borrower.

      "SCOTT PICKFORD" means Scott Pickford plc, a limited liability company organized under the laws of England.

      "SUBSIDIARY" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such person.

      "TANGIBLE ASSETS" means, with respect to any Person and as of any date of its determination, the assets of such Person less the Intangible Assets of such Person.

      "TANGIBLE NET WORTH" means, with respect to any Person and as of any date of its determination, the Net Worth of such Person less the Intangible Assets of such Person.

      "TERM LOAN" means the aggregate outstanding principal amount advanced to the Borrower as the Term Loan under the Prior Version of this Agreement that remains outstanding upon the effectiveness of this Agreement under the term loan facility described in Section 2.2.

      "TERM LOAN ADVANCE" means any outstanding advance of principal from a Bank which represents such Bank's ratable share of the Term Loan.

      "TERM LOAN COMMITMENT" means, for any Bank, the amount set forth below such Bank's name on the signature pages hereof as its Term Loan Commitment, or if such Bank has entered into any Assignment and Acceptance, as set forth for such Bank as its Term Loan Commitment in the Register maintained by the Agent pursuant to Section 8.5(c). The Term Loan was advanced under the Prior Version of this Agreement and the Term Loan Commitment has expired.

      "TERM LOAN MATURITY DATE" means September 30, 2000.

      "TERM LOAN NOTE" means (a) the $7,000,000 Term Loan Note dated as of November 1, 1995, made by the Borrower and payable to the order of NationsBank and the $7,000,000 Term Loan Note dated as of November 1, 1995, made by the Borrower and payable to the order of Bank of America Texas, N.A., which Term Loan Notes were issued under the Prior Version of this Agreement and remain in effect under this version of this Agreement and (b) any other promissory note of the Borrower payable to the order of a Bank, in substantially the form as the attached EXHIBIT D-3, evidencing the indebtedness of the Borrower to such Bank resulting from Term Loan Advances made by such Bank to the Borrower.

      "TRANCHE" means any tranche of principal outstanding under the same Loan accruing interest on the same basis whether created in connection with new advances of principal under such Loan pursuant to Section 2.6(a)(i) or by the continuation or conversion of existing tranches of principal under such Loan pursuant to Section 2.6(a)(ii) and shall include any Prime Rate Tranche or LIBOR Tranche.

      "TYPE" has the meaning set forth in Section 1.4.

      "VOTING SECURITIES" means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), and (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person.

      1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

      1.3 ACCOUNTING TERMS; PREPARATION OF FINANCIALS.

            (a) All accounting terms, definitions, ratios, and other tests described herein shall be construed in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Financial Statements, except as expressly set forth in this Agreement.

            (b) The Parent, the Borrower, and their Subsidiaries shall prepare their financial statements in accordance with United States generally accepted accounting principles applied on a consistent basis with those applied in the preparation of the Financial Statements, unless otherwise approved in writing by the Agent.

            (c) All conversions of other currencies to U.S. Dollars shall be done in accordance with United States generally accepted accounting principles at the time of determination.

      1.4 TYPES AND CLASSES. The "Type" of a Tranche refers to the determination whether such tranche is a LIBOR Tranche or a Prime Rate Tranche. The "Class" of a Borrowing or related Advance refers to the determination whether such Borrowing or related Advance is a Revolving Loan Borrowing or Revolving Loan Advance, an Acquisition Loan Borrowing or Acquisition Loan Advance, or the Term Loan or a Term Loan Advance, respectively.

      1.5 INTERPRETATION. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to." The word "or" shall mean "and/or" wherever necessary to prevent interpretation of any provision against the Agent or the Banks. Whenever the Borrower has an obligation under this Agreement and the Credit Documents the expense of complying with that obligation shall be an expense of the Borrower unless otherwise specified. Whenever any determination is to be made by the Agent or any Bank, such determination shall be in such Person's sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement and the Credit Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement and the Credit Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement and the Credit Documents, and the remaining provisions shall remain in full force and effect. This Agreement and the Credit Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. In the event of a conflict between this Agreement and the Credit Documents, this Agreement shall control.

ARTICLE 2.  CREDIT FACILITIES.

      2.1   REVOLVING LOAN FACILITY.

            (a) COMMITMENT. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to advance such Bank's ratable share of the Revolving Loan made to the Borrower by making Revolving Loan Advances to the Borrower as such Bank's ratable share of Revolving Loan Borrowings requested by the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Commitment Termination Date, provided that the aggregate outstanding principal amount of Revolving Loan Advances made by such Bank plus such Bank's ratable share of the Letter of Credit Exposure shall not exceed such Bank's Revolving Loan Commitment. Revolving Loan Borrowings must be made in an amount equal to or greater than the Minimum Borrowing Amount and be made in multiples of the Minimum Borrowing Multiple. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Revolving Loan Borrowings. The indebtedness of the Borrower to the Banks resulting from the Revolving Loan Advances made by the Banks shall be evidenced by Revolving Loan Notes made by the Borrower.

            (b)   METHOD OF ADVANCING

                  (i) Each Revolving Loan Borrowing shall be made pursuant to a Borrowing Request given by the Borrower to the Agent in writing or by telecopy not later than the time required pursuant to Section 2.6(a)(i) to select the interest rate basis for the Revolving Loan Borrowing. Each Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower unless such Borrowing Request is rejected by the Agent as incomplete or improper. If the Borrowing Request is accepted by the Agent, the Agent shall promptly forward notice of the Revolving Loan Borrowing to the Banks. Each Bank shall, before 2:00 p.m. (local time at the Applicable Payment Office) on the date of the requested Revolving Loan Borrowing, make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Revolving Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Agent of such funds, the Agent shall before close of business on the date requested for such Revolving Loan Borrowing make such Revolving Loan Borrowing available to the Borrower in immediately available funds at the Borrower Account.

                  (ii) Unless the Agent shall have received notice from a Bank before the date of any Revolving Loan Borrowing that such Bank shall not make available to the Agent such Bank's ratable share of such Revolving Loan Borrowing, the Agent may assume that such Bank has made its ratable share of such Revolving Loan Borrowing available to the Agent on the date of such Revolving Loan Borrowing in accordance with paragraph (i) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Revolving Loan Borrowing available to the Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Agent. If such Bank shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Revolving Loan Advance as part of such Revolving Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Advances comprising such Revolving Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Revolving Loan Borrowing under the terms of this Agreement.

                  (iii) The failure of any Bank to make available its ratable share of any Revolving Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Revolving Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Revolving Loan Borrowing.

            (c)   PREPAYMENT.

                  (i) The Borrower may prepay the outstanding principal amount of Revolving Loan made to the Borrower pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than (A) 2:00 p.m. (Dallas, Texas time) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan which is comprised of LIBOR Tranches, or (B) 12:00 noon (Dallas, Texas time) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Revolving Loan comprised solely of Prime Rate Tranches. Each such notice shall specify the principal amount and the Tranches of the Revolving Loan which shall be prepaid, the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Revolving Loan shall be made in integral multiples of the Minimum Borrowing Multiple. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche comprising the Revolving Loan or the aggregate outstanding principal amount of all Prime Rate Tranches comprising the Revolving Loan, to be less than the Minimum Tranche Amount, the prepayment must be in the entire outstanding principal amount of such LIBOR Tranche under the Revolving Loan or the entire outstanding principal amount of all such Prime Rate Tranches under the Revolving Loan, as the case may be. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Revolving Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Revolving Loan except as provided in this Section 2.1(c)(i).

                  (ii) Each prepayment of principal of any LIBOR Tranche under the Revolving Loan pursuant to this Section 2.1(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.7 as a result of such prepayment.

                  (iii) Following the Revolving Loan Commitment Termination Date, all prepayments of the Revolving Loan shall be applied to the required payments of principal in the inverse order of maturity.

            (d) REPAYMENT. The Borrower shall pay to the Agent for the ratable benefit of the Banks the outstanding principal amount of the Revolving Loan which is outstanding on the Revolving Loan Commitment Termination Date in equal quarterly installments of 1/12th of the outstanding principal amount of the Revolving Loan. The first such equal quarterly installment shall be due and payable on the last day of the first calendar quarter ending after the Revolving Loan Commitment Termination Date, with subsequent equal quarterly installments due and payable on the last day of each calendar quarter thereafter until the Revolving Loan Maturity Date, when the aggregate outstanding principal amount of the Revolving Loan shall become due and payable. With respect to the equal quarterly installments, and subject to Section 2.7, the Borrower may select which Tranches under the Revolving Loan to repay in making the equal quarterly installments, so long as the amount of each equal quarterly installment is equal to the required amount.

      2.2   TERM LOAN FACILITY.

            (a) COMMITMENT. The Term Loan has been advanced to the Borrower under the Prior Version of this Agreement. The Term Loan is not revolving, therefore, the Borrower may not reborrow amounts prepaid under the Term Loan. The indebtedness of the Borrower to the Banks resulting from the Term Loan Advances made by the Banks shall be evidenced by Term Loan Notes made by the Borrower.

            (b)   [Reserved].

            (c)   PREPAYMENT.

                  (i) The Borrower may prepay the outstanding principal amount of the Term Loan pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than (A) 2:00 p.m. (Dallas, Texas time) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Term Loan which is comprised of LIBOR Tranches, or (B) 12:00 noon (Dallas, Texas time) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Term Loan which is comprised solely of Prime Rate Tranches. Each such notice shall specify the principal amount and the Tranches of the Term Loan which shall be prepaid, and the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Term Loan shall be made in integral multiples of the Minimum Borrowing Multiple. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche under the Term Loan or the aggregate outstanding principal amount of all Prime Rate Tranches under the Term Loan to be less than the Minimum Borrowing Amount, the prepayment must be in the entire outstanding principal amount of such LIBOR Tranche under the Term Loan or the entire outstanding principal amount of all Prime Rate Tranches under the Term Loan, as the case may be. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Term Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Term Loan except as provided in this Section 2.2(c)(i).

                  (ii) Each prepayment of principal on any LIBOR Tranche under the Term Loan pursuant to this Section 2.2(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.7 as a result of such prepayment.

                  (iii) All prepayments of the Term Loan shall be applied to the required payments of principal in the inverse order of maturity.

            (d) REPAYMENT. The Borrower shall pay to the Agent for the ratable benefit of the Banks the outstanding principal amount of the Term Loan in equal quarterly installments of $625,000 due and payable on the last day of each calendar quarter until the Term Loan Maturity Date, when the aggregate outstanding principal amount of the Term Loan shall become due and payable. With respect to the equal quarterly installments, and subject to Section 2.7, the Borrower may select which Tranches under the Term Loan to repay in making the equal quarterly installments, so long as the amount of each equal quarterly installment is equal to the required amount.

      2.3   ACQUISITION LOAN FACILITY.

            (a) COMMITMENT. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, to advance such Bank's ratable share of the Acquisition Loan requested by the Borrower by making Acquisition Loan Advances to the Borrower as such Bank's ratable share of any Acquisition Loan Borrowing requested by the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Acquisition Loan Commitment Termination Date provided that the aggregate outstanding principal amount of Acquisition Loan Advances made by such Bank shall not exceed such Bank's Acquisition Loan Commitment. Acquisition Loan Borrowings must be made in an amount equal to or greater than the Minimum Borrowing Amount and be made in multiples of the Minimum Borrowing Multiple. Within the limits expressed in this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Acquisition Loan Borrowings. The indebtedness of the Borrower to the Banks resulting from the Acquisition Loan Advances made by the Banks pursuant to each Acquisition Loan Borrowing shall be evidenced by the Acquisition Loan Notes made by the Borrower in connection with such Acquisition Loan Borrowing.

            (b)   METHOD OF ADVANCING

                  (i) In all circumstances where the Borrower desires an Acquisition Loan Borrowing, the Borrower shall provide the Agent and the Banks with information regarding the circumstances related to the proposed Acquisition Loan Borrowing and execute appropriate Acquisition Loan Notes meeting the requirements set forth in the form therefor attached hereto made payable to each of the Banks in connection with such proposed Acquisition Loan Borrowing. If appropriate Acquisition Loan Notes have been executed and delivered by the Borrower, the Acquisition Loan Borrowing shall be made pursuant to an Acquisition Loan Borrowing Request given by the Borrower to the Agent in writing or by telecopy not later than the time required pursuant to Section 2.6(a)(i) to select the interest rate basis for the Acquisition Loan Borrowing. Each Acquisition Loan Borrowing Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower unless such Acquisition Loan Borrowing Request is rejected by the Agent as incomplete or improper. If the Acquisition Loan Borrowing Request is accepted by the Agent, the Agent shall promptly forward notice of the requested Acquisition Loan Borrowing to the Banks. Each Bank shall, before 2:00 p.m. (local time at the Applicable Payment Office) on the date of the requested Acquisition Loan Borrowing, make available from its Applicable Lending Office to the Agent at the Agent's Applicable Lending Office, in immediately available funds, such Bank's ratable share of such Acquisition Loan Borrowing. Subject to the satisfaction of all applicable conditions precedent, after receipt by the Agent of such funds, the Agent shall before close of business on the date requested for such Acquisition Loan Borrowing make such Acquisition Loan Borrowing available to the Borrower in immediately available funds at the Borrower Account.

                  (ii) Unless the Agent shall have received notice from a Bank before the date of any Acquisition Loan Borrowing that such Bank shall not make available to the Agent such Bank's ratable share of such Acquisition Loan Borrowing, the Agent may assume that such Bank has made its ratable share of such Acquisition Loan Borrowing available to the Agent on the date of such Acquisition Loan Borrowing in accordance with paragraph (i) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its ratable share of such Acquisition Loan Borrowing available to the Agent, such Bank agrees that it shall pay interest on such amount for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is paid to the Agent by such Bank at the Federal Funds Rate in effect from time to time, provided that with respect to such Bank if such amount is not paid by such Bank by the end of the second day after the Agent makes such amount available to the Borrower, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day and shall remain at such increased rate thereafter. Interest on such amount shall be due and payable by such Bank upon demand by the Agent. If such Bank shall pay to the Agent such amount and interest as provided above, such amount so paid shall constitute such Bank's Acquisition Loan Advance as part of such Acquisition Loan Borrowing for all purposes of this Agreement even though not made on the same day as the other Advances under such Acquisition Loan Borrowing. In the event that such Bank has not repaid such amount by the end of the fifth day after such amount was made available to the Borrower, the Borrower agrees to repay to the Agent on demand such amount, together with interest on such amount for each day from the date such amount was made available to the Borrower until the date such amount is repaid to the Agent at the interest rate charged to the Borrower for such Acquisition Loan Borrowing under the terms of this Agreement.

                  (iii) The failure of any Bank to make available its ratable share of any Acquisition Loan Borrowing shall not relieve any other Bank of its obligation, if any, to make available its ratable share of such Acquisition Loan Borrowing. No Bank shall be responsible for the failure of any other Bank to honor such other Bank's obligations hereunder, including any failure to make available any funds as part of any Acquisition Loan Borrowing.

            (c)   PREPAYMENT.

                  (i) The Borrower may prepay the outstanding principal amount of any Acquisition Loan made to the Borrower pursuant to written notice given by the Borrower to the Agent in writing or by telecopy not later than (A) 2:00 p.m. (Dallas, Texas time) on the third Business Day before the date of the proposed prepayment, in the case of the prepayment of any portion of the Acquisition Loan which is comprised of LIBOR Tranches, or (B) 12:00 noon (Dallas, Texas time) on the same Business Day of the proposed prepayment, in the case of the prepayment of any portion of the Acquisition Loan which is comprised solely of Prime Rate Tranches. Each such notice shall specify the Acquisition Loan Borrowing being prepaid, the principal amount of the prepayment, the Tranches of the Acquisition Loan Borrowing which shall be prepaid, and the date of the prepayment, and shall be irrevocable and binding on the Borrower. Prepayments of the Acquisition Loan shall be made in integral multiples of the Minimum Borrowing Multiple. If the prepayment would cause the aggregate outstanding principal amount of any LIBOR Tranche under the Acquisition Loan or the aggregate outstanding principal amount of all Prime Rate Tranches under the Acquisition Loan to be less than the Minimum Borrowing Amount, the prepayment must be in the entire outstanding principal amount of such LIBOR Tranche under the Acquisition Loan or the entire outstanding principal amount of all Prime Rate Tranches under the Acquisition Loan, as the case may be. Upon receipt of any notice of prepayment, the Agent shall give prompt notice of the intended prepayment to the Banks. For each such notice given by the Borrower, the Borrower shall prepay the Acquisition Loan in the specified amount on the specified date as set forth in such notice. The Borrower shall have no right to prepay any principal amount of the Acquisition Loan except as provided in this
Section 2.3(c)(ii).

                  (ii) Each prepayment of principal on any LIBOR Tranche under the Acquisition Loan pursuant to this Section 2.3(c) shall be accompanied by payment of all accrued but unpaid interest on the principal amount prepaid and any amounts required to be paid pursuant to Section 2.7 as a result of such prepayment.

            (d) REPAYMENT. The Borrower shall pay to the Agent for the ratable benefit of the Banks the aggregate outstanding principal amount of each Acquisition Loan Borrowing as specified in the Acquisition Loan Notes executed in connection with such Acquisition Loan Borrowing. Such Acquisition Loan Notes shall specify that the outstanding principal amount thereof shall amortize in equal quarterly installments of 1/20th of the original principal amount thereof, with the first such equal quarterly installment due and payable on the last day of the first calendar quarter after the initial funding under such Acquisition Loan Notes and subsequent equal quarterly installments due and payable on the last day of each calendar quarter thereafter until the aggregate outstanding principal amount of the Acquisition Loan Borrowing has been repaid in full. If the aggregate outstanding principal amount of the Acquisition Loan Borrowing would not be repaid in full on or before latest date permitted in the definition of Acquisition Loan Maturity Date, then the Acquisition Loan Notes shall specify that the aggregate outstanding principal amount of the Acquisition Loan Borrowing shall be due and payable on that date. With respect to the equal quarterly installments, and subject to Section 2.7, the Borrower may select which Tranches under the Acquisition Loan Borrowing to repay in making the equal quarterly installments, so long as the amount of each equal quarterly installment is equal to the required amount.

      2.4   LETTER OF CREDIT FACILITY.

            (a) COMMITMENT FOR LETTERS OF CREDIT. The Issuing Bank shall, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.4, issue, increase, and extend Letters of Credit at the request of the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Revolving Loan Commitment Termination Date provided that (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit and (ii) the aggregate outstanding principal amount of Revolving Loan Borrowings plus the Letter of Credit Exposure shall not exceed the aggregate amount of the Revolving Loan Commitments. No Letter of Credit may have an expiration date later than 27 months after its issuance date, and each Letter of Credit which is self-extending beyond its expiration date must be cancelable upon at least 30 days notice given by the Issuing Bank to the beneficiary of such Letter of Credit. No Letter of Credit may have an expiration date later than 27 months after the Revolving Loan Commitment Termination Date unless approved by the Issuing Bank, the Agent, and the Banks. Each Letter of Credit must be in form and substance acceptable to the Issuing Bank. The indebtedness of the Borrower to the Issuing Bank resulting from Letters of Credit requested by the Borrower shall be evidenced by the Letter of Credit Applications made by the Borrower.

            (b) REQUESTING LETTERS OF CREDIT. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application or Letter of Credit Application Amendment, as applicable, given by the Borrower to the Issuing Bank in writing or by telecopy promptly confirmed in writing, such Letter of Credit Application or Letter of Credit Application Amendment being given not later than 2:00 p.m. (Dallas, Texas, time) on the second Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit. Each Letter of Credit Application or Letter of Credit Application Amendment shall be fully completed and shall specify the information required therein (including the proposed form of the Letter of Credit or change thereto), and shall be irrevocable and binding on the Borrower unless such Letter of Credit Application or Letter of Credit Application Amendment is rejected by the Issuing Bank as incomplete or improper. If the Issuing Bank accepts the Letter of Credit Application or Letter of Credit Application Amendment, the Issuing Bank shall give prompt notice thereof to the Agent, and the Agent shall promptly inform the Banks of the proposed Letter of Credit or change thereto. Subject to the satisfaction of all applicable conditions precedent, the Issuing Bank shall before close of business on the date requested by the Borrower for the issuance, increase, or extension of such Letter of Credit issue, increase, or extend such Letter of Credit to the specified beneficiary. Upon the date of the issuance, increase, or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit. The Issuing Bank shall notify the Agent of each Letter of Credit issued, increased, or extended and the date and amount of each Bank's participation in such Letter of Credit, and the Agent shall in turn notify the Banks.

            (c)   [Reserved].

            (d) REIMBURSEMENTS FOR LETTERS OF CREDIT. With respect to any Letter of Credit and in accordance with the related Letter of Credit Application, the Borrower agrees to pay to the Issuing Bank on demand of the Issuing Bank any amount due to the Issuing Bank under such Letter of Credit Application (provided that fees due with respect to such Letter of Credit shall be payable as specified in Section 2.5(d)). If the Borrower does not pay upon demand of the Issuing Bank any amount due to the Issuing Bank under any Letter of Credit Application, in addition to any rights the Issuing Bank may have under such Letter of Credit Application, the Issuing Bank may upon written notice to the Agent request the satisfaction of such obligation by the making of a Revolving Loan Borrowing. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Loan Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Issuing Bank. The Issuing Bank may select whether such Revolving Loan Borrowing shall be comprised of a Prime Rate Tranche or a LIBOR Tranche. The Agent shall promptly forward notice of such Revolving Loan Borrowing to the Borrower and the Banks, and each Bank shall, in accordance with the procedures of Section 2.1(b), other than limitations on the size of Revolving Loan Borrowings, and notwithstanding the failure of any conditions precedent, make available such Bank's ratable share of such Revolving Loan Borrowing to the Agent, and the Agent shall promptly deliver the proceeds thereof to the Issuing Bank for application to such Bank's share of the obligations under such Letter of Credit. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Issuing Bank to make such requests for Revolving Loan Borrowings on behalf of the Borrower, and the Banks to make Revolving Loan Advances to the Agent for the benefit of the Issuing Bank in satisfaction of such obligations. The Agent and each Bank may record and otherwise treat the making of such Revolving Loan Borrowings as the making of a Revolving Loan Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower's obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.4(d) shall not constitute a cure or waiver of any Default or Event of Default caused by the Borrower's failure to comply with the provisions of this Agreement or any Letter of Credit Application.

            (e) OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower and each Bank under this Agreement and the Letter of Credit Applications to reimburse the Issuing Bank for draws under Letters of Credit and to make other payments due in respect of Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the Letter of Credit Applications under all circumstances, including: (i) any lack of validity or enforceability of any Letter of Credit Document; (ii) any amendment, waiver, or consent to departure from any Letter of Credit Document;
(iii) the existence of any claim, set-off, defense, or other right which the Borrower or any Bank may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other person or entity, whether in connection with the transactions contemplated in this Agreement or any unrelated transaction; (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower or any Bank in connection with the Letters of Credit or the Borrower's or such Bank's rights under paragraph (f) below.

            (f) LIABILITY OF ISSUING BANK. The Issuing Bank shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency, or genuineness of documents related to Letters of Credit, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged; (iii) payment by the Issuing Bank against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE); except that the Issuing Bank shall be liable to the Borrower or any Bank to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Bank which the Borrower or such Bank proves were caused by (A) the Issuing Bank's gross negligence or willful misconduct in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make or delay in making lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit or the Issuing Bank's payment of greater than the maximum amount permitted under any Letter of Credit.

            (g)   LETTER OF CREDIT COLLATERAL ACCOUNT.

                  (i) If the Borrower is required to deposit funds in the Letter of Credit Collateral Account pursuant to Section 6.4, then the Borrower and the Agent shall establish the Letter of Credit Collateral Account and the Borrower shall execute any documents and agreements, including the Agent's standard form assignment of deposit accounts, that the Agent requests in connection therewith to establish the Letter of Credit Collateral Account and grant the Agent a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Agent and grants the Agent a security interest in the Letter of Credit Collateral Account, whenever established, all funds held in the Letter of Credit Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                  (ii) During the existence of any Event of Default, the Agent may (A) hold any funds in the Letter of Credit Collateral Account as cash collateral for the Credit Obligations or (B) may apply any funds held in the Letter of Credit Collateral Account to any Credit Obligations in any order determined by the Agent, regardless of any Letter of Credit Exposure which may remain outstanding. Upon cure of all Events of Default, the Agent shall release to the Borrower at the Borrower's written request any funds held in the Letter of Credit Collateral Account. The Agent may in its sole discretion at any time release to the Borrower any funds held in the Letter of Credit Collateral Account allocable to the Letters of Credit of the Borrower.

                  (iii) Funds held in the Letter of Credit Collateral Account shall be invested in money market funds of the Agent or in another investment if mutually agreed upon by the Borrower with funds held in the Letter of Credit Collateral Account and the Agent, but the Agent shall have no other obligation to make any other investment of the funds therein. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

      2.5   FEES.

            (a) AGENT ADMINISTRATION FEE. The Borrower shall pay to the Agent for the benefit of the Agent an administrative fee of $10,000 due and payable upon September 30 of each year during which this Agreement is in effect. This administrative fee shall be earned upon receipt and is nonrefundable.

            (b)   UNUSED COMMITMENT FEES.

                  (i) The Borrower shall pay to the Agent for the ratable benefit of the Banks an unused commitment fee equal to .375% per annum on the average daily amount by which (A) the aggregate amount of the Revolving Loan Commitments exceeds (B) the aggregate outstanding principal amount of the Revolving Loan Borrowings plus the Letter of Credit Exposure. This unused commitment fee shall be due and payable in arrears on the last day of each calendar quarter and the Revolving Loan Commitment Termination Date.

                  (ii) The Borrower shall pay to the Agent for the ratable benefit of the Banks an unused commitment fee equal to .375% per annum on the average daily amount by which (A) the aggregate amount of the Acquisition Loan Commitments exceeds (B) the aggregate outstanding principal amount of the Acquisition Loan Borrowings. This unused commitment fee shall be due and payable in arrears on the last day of each calendar quarter and the Acquisition Loan Commitment Termination Date.

            (c)   FACILITY FEES.

                  (i) The Borrower shall pay to the Agent for the ratable benefit of the Banks a facility fee equal to $15,000 with respect to the Revolving Loan facility. Such facility fee shall be due and payable upon execution of this version of this Agreement.

                  (ii) The Borrower shall pay to the Agent for the ratable benefit of the Banks a facility fee equal to $37,500 with respect to the Acquisition Loan facility. The Banks have already received $25,000 of this facility fee. The remainder of $12,500 shall be due and payable upon execution of this version of this Agreement.

            (d) FEES FOR LETTERS OF CREDIT. For each Letter of Credit issued by the Issuing Bank (i) the Borrower shall pay to the Agent for the benefit of the Issuing Bank a letter of credit fee equal to $200 and (ii) the Borrower shall pay to the Agent for the ratable benefit of the Banks a letter of credit fee equal to .75% per annum on the face amount of such Letter of Credit for the stated term of such Letter of Credit, less $200, but in no event less than $0.00. The Borrower shall pay such letter of credit fees for such Letter of Credit, including any increased amount due in respect of any increase or extension of such Letter of Credit quarterly in arrears on the last day of each calendar quarter and the Revolving Loan Commitment Termination Date.

      2.6   INTEREST.

            (a) ELECTION OF INTEREST RATE BASIS. The Borrower may select the interest rate basis for the outstanding principal amount of each Loan in accordance with the terms of this Section 2.6(a):

                  (i) Under the Borrowing Request provided to the Agent in connection with the making of each Borrowing under any Loan, the Borrower shall select the amount and the Type of the Tranches, and for each LIBOR Tranche selected, any permitted Interest Period for each such LIBOR Tranche, which will comprise such Borrowing, provided that (A) at no time shall there be more than three separate LIBOR Tranches outstanding under the Revolving Credit Loan or the Term Loan or more than two separate LIBOR Tranches outstanding under any Acquisition Loan and (B) each Tranche must be in a principal amount equal to or greater than the Minimum Tranche Amount and be made in multiples of the Minimum Tranche Multiple. Such interest rate elections must be provided to the Agent in writing or by telecopy not later than 2:00 p.m. (Dallas, Texas, time) on the third Business Day before the date of any proposed Borrowing comprised of a LIBOR Tranche or 12:00 noon (Dallas, Texas, time) on the same day of any proposed Borrowing comprised solely of a Prime Rate Tranche. In the case of any Borrowing comprised of a LIBOR Tranche, upon determination by the Agent, the Agent shall promptly notify the Borrower and the Banks of the applicable interest rate to such Tranche.

                  (ii) With respect to any Tranche under any Loan, the Borrower may continue or convert any portion of any LIBOR Tranche or Prime Rate Tranche to form new LIBOR Tranches or Prime Rate Tranches under the same Loan in accordance with this paragraph. Each such continuation or conversion shall be deemed to create a new Tranche for all purposes of this Agreement. Each such continuation or conversion shall be made pursuant to a Continuation/Conversion Request given by the Borrower to the Agent in writing or by telecopy not later than 2:00 p.m. (Dallas, Texas, time) on the third Business Day before the date of the proposed continuation or conversion. Each Continuation/Conversion Request shall be fully completed and shall specify the information required therein, and shall be irrevocable and binding on the Borrower. If the Continuation/Conversion Request is accepted by the Agent, the Agent shall promptly forward notice of the continuation or conversion to the Banks. In the case of any continuation or conversion into LIBOR Tranches, upon determination by the Agent, the Agent shall notify the Borrower and the Banks of the applicable interest rate. Continuations and conversions of Tranches shall be made in integral multiples of the Minimum Tranche Multiple. No continuation or conversion shall be permitted if such continuation or conversion would cause the aggregate outstanding principal amount of any LIBOR Tranche which would remain outstanding or the aggregate outstanding principal amount of all Prime Rate Tranches which would remain outstanding to be less than the Minimum Tranche Amount. At no time shall there be more than three separate LIBOR Tranches outstanding under the Revolving Credit Loan or the Term Loan or more than two separate LIBOR Tranches outstanding under any Acquisition Loan. Any conversion of an existing LIBOR Tranche is subject to Section 2.7. Subject to the satisfaction of all applicable conditions precedent, the Agent and the Banks shall before close of business on the date requested by the Borrower for the continuation or conversion, make such continuation or conversion.

                  (iii) At the end of the Interest Period for any LIBOR Tranche if the Borrower has not continued or converted such LIBOR Tranche into new Tranches as provided for in paragraph (ii) above, the Borrower shall be deemed to have continued such LIBOR Tranche as a new LIBOR Tranche under the same Loan with an Interest Period of one month. Each Prime Rate Tranche shall continue as a Prime Rate Tranche under the same Loan unless the Borrower converts such Prime Rate Tranche as provided for in paragraph (ii) above.

            (b) LIBOR TRANCHES. Each LIBOR Tranche shall bear interest during its Interest Period at a per annum interest rate equal to the sum of the LIBOR for such Tranche plus the Applicable Interest Margin in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on each LIBOR Tranche on the last day of the applicable Interest Period for such LIBOR Tranche (and with respect to LIBOR Tranches with Interest Periods of greater than three months, on the date which is three months after the first date of the Interest Period for such LIBOR Tranche), on any date when any portion of any LIBOR Tranche is prepaid in full (but only to the extent of the portion of any such LIBOR Tranche is prepaid), and on the applicable Maturity Date for each such LIBOR Tranche.

            (c) PRIME RATE TRANCHES. Each Prime Rate Tranche shall bear interest at a per annum interest rate equal to the Adjusted Prime Rate in effect from time to time plus the Applicable Interest Margin in effect from time to time. The Borrower shall pay to the Agent for the ratable benefit of the Banks all accrued but unpaid interest on outstanding Prime Rate Tranches on the last day of each calendar quarter, on any date all Prime Rate Tranches are prepaid in full, and on the applicable Maturity Date for each such Prime Rate Tranche.

            (d)   USURY.

                  (i) If, with respect to any Bank and the Borrower, the effective rate of interest contracted for by such Bank with the Borrower under the Credit Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Credit Documents which are deemed to be interest, at any time exceeds the Highest Lawful Rate, then the outstanding principal amount of the loans made by such Bank to the Borrower hereunder shall bear interest at a rate which would make the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents equal the Highest Lawful Rate until the difference between the amounts which would have been due by the Borrower to such Bank at the stated rates and the amounts which were due by the Borrower to such Bank at the Highest Lawful Rate (the "Lost Interest") has been recaptured by such Bank. If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Bank pursuant to the preceding paragraph, then, to the extent permitted by law, the interest rates charged by such Bank to the Borrower under Sections 2.6 and 6.5 hereunder shall be retroactively increased such that the effective rate of interest on the loans made by such Bank to the Borrower under the Credit Documents was at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Bank the amount of the Lost Interest remaining to be recaptured by such Bank.

                  (ii) In calculating all sums paid or agreed to be paid to any Bank by the Borrower for the use, forbearance, or detention of money under the Credit Documents, such amounts shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts throughout the term of the Credit Documents.

                  (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE CREDIT DOCUMENTS TO THE CONTRARY, it is the intention of each Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Bank contracts for, charges, or receives any consideration from the Borrower which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Bank's option be applied to the outstanding amount of the loans made hereunder by such Bank to the Borrower or be refunded to the Borrower.

      2.7 BREAKAGE COSTS. If (i) any payment of principal on or any conversion of any LIBOR Tranche is made on any date other than the last day of the Interest Period for such LIBOR Tranche, whether as a result of any voluntary or mandatory prepayment, any acceleration of maturity, or any other cause, (ii) any payment of principal on any LIBOR Tranche is not made when due, or (iii) any LIBOR Tranche is not borrowed, converted, or prepaid in accordance with the respective notice thereof provided by the Borrower to the Agent, whether as a result of any failure to meet any applicable conditions precedent for borrowing, conversion, or prepayment, the permitted cancellation of any request for borrowing, conversion, or prepayment, the failure of the Borrower to provide the respective notice of borrowing, conversion, or prepayment, or any other cause not specified above which is created by the Borrower, then the Borrower shall pay to each Bank upon demand any amounts required to compensate such Bank for any losses, costs, or expenses, including lost profits and administrative expenses, which are reasonably allocable to such action, including losses, costs, and expenses related to the liquidation or redeployment of funds acquired or designated by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche or related to the reacquisition or redesignation of funds by such Bank to fund or maintain such Bank's ratable share of such LIBOR Tranche following any liquidation or redeployment of such funds caused by such action. A certificate as to the amount of such loss, cost, or expense detailing the calculation thereof and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

      2.8   INCREASED COSTS.

            (a) COST OF FUNDS. If due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the costs of any Bank allocable to (x) committing to make any Advance or obtaining funds for the making, funding, or maintaining of such Bank's ratable share of any LIBOR Tranche in the relevant interbank market or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit (including any increase in any applicable reserve requirement specified by the Federal Reserve Board, including those for emergency, marginal, supplemental, or other reserves), then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank for such increased costs, such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amount of such increased cost detailing the calculation of such cost and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.8(a) for increased costs incurred before 60 days prior to the delivery of any such certificate.

            (b) CAPITAL ADEQUACY. If, due to either (i) any introduction of, change in, or change in the interpretation of any law or regulation after the date of this Agreement or (ii) compliance with any guideline or request from any central bank or other governmental authority having appropriate jurisdiction (whether or not having the force of law) given after the date of this Agreement, there shall be any increase in the capital requirements of any Bank or its parent or holding company allocable to (x) committing to make Advances or making, funding, or maintaining Advances or (y) committing to make Letters of Credit or issuing, funding, or maintaining Letters of Credit, as such capital requirements are allocated by such Bank, then the Borrower shall pay to such Bank upon demand any amounts required to compensate such Bank or its parent or holding company for such increase in costs (including an amount equal to any reduction in the rate of return on assets or equity of such Bank or its parent or holding company), such amounts being due and payable upon demand by such Bank. A certificate as to the cause and amounts detailing the calculation of such amounts and certifying that such Bank customarily charges such amounts to its other customers in similar circumstances submitted by such Bank to the Borrower shall be conclusive and binding for all purposes, absent manifest error. No Bank may make any claim for compensation under this Section 2.8(b) for increased costs incurred before 60 days prior to the delivery of any such certificate.

      2.9 ILLEGALITY. Notwithstanding any other provision in this Agreement, if it becomes unlawful for any Bank to obtain deposits or other funds for making or funding such Bank's ratable share of any LIBOR Tranche in the relevant interbank market, such Bank shall so notify the Borrower and the Agent and such Bank's commitment to create LIBOR Tranches shall be suspended until such condition has passed, all LIBOR Tranches applicable to such Bank shall be converted to Prime Rate Tranches as of the end of each applicable

Interest Period or earlier if necessary, and all subsequent requests for LIBOR Tranches shall be deemed to be requests for Prime Rate Tranches with respect to such Bank.

      2.10 MARKET FAILURE. Notwithstanding any other provision in this Agreement, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Tranches are not likely to adequately cover the cost to any Bank of making or maintaining such Bank's ratable share of any LIBOR Tranche, then if the Agent so notifies the Borrower,
(i) the commitment of the Banks to make any Borrowing comprised of LIBOR Tranches shall be suspended until such condition has passed and all LIBOR Tranches shall be converted to Prime Rate Tranches as of the end of each applicable Interest Period and (ii) the Borrower may repay all Loan Obligations and terminate this Agreement (other than provisions which by their terms survive such repayment and termination).

      2.11  PAYMENT PROCEDURES AND COMPUTATIONS.

            (a) PAYMENT PROCEDURES. Time is of the essence in this Agreement and the Credit Documents. All payment hereunder shall be made in Dollars. The Borrower shall make each payment under this Agreement and under the Notes not later than 12:00 noon (local time at the Applicable Payment Office) on the day when due to the Agent at the Agent's Applicable Lending Office in immediately available funds. All payments by the Borrower hereunder shall be made without any offset, abatement, withholding, or reduction. Upon receipt of payment from the Borrower of any principal, interest, or fees due to the Banks, the Agent shall promptly after receipt thereof distribute to the Banks their ratable share of such payments for the account of their respective Applicable Lending Offices. Upon receipt of other amounts due solely to the Agent, the Issuing Bank, or a specific Bank, the Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

            (b) AGENT RELIANCE. Unless the Agent shall have received written notice from the Borrower prior to any date on which any payment is due to the Banks that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at an interest rate equal to, the Federal Funds Rate in effect from time to time, provided that with respect to such Bank, if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified above shall be increased by a per annum amount equal to 2.00% on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter.

            (c) SHARING OF PAYMENTS. Each Bank agrees that if it should receive any payment (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation of the Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of such principal, interest, fees, or other obligation then owed and due by the Borrower to such Bank bears to the total amount of principal, interest, fees, or other obligation then owed and due by the Borrower to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed by the Borrower to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (d) AUTHORITY TO CHARGE ACCOUNTS. The Agent, if and to the extent payment owed to the Agent or any Bank is not made when due, may charge from time to time against any account of the Borrower with the Agent any amount so due. The Agent agrees promptly to notify the Borrower after any such charge and application made by the Agent provided that the failure to give such notice shall not affect the validity of such charge and application.

            (e) INTEREST AND FEES. Unless expressly provided for in this Agreement, (i) all computations of interest based on the Prime Rate shall be made on the basis of a 365/366 day year, as the case may be, (ii) all computations of interest based on the Federal Funds Rate shall be made on the basis of a 360 day year, (iii) all computations of interest based upon the LIBOR shall be made on the basis of a 360 day year, and (iv) all computations of fees shall be made on the basis of a 360 day year, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

            (f) PAYMENT DATES. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If the time for payment for an amount payable is not specified in this Agreement or in any other Credit Document, the payment shall be due and payable on demand by the Agent or the applicable Bank.

      2.12  TAXES.

            (a) NO DEDUCTION FOR CERTAIN TAXES. Any and all payments by the Borrower shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income and franchise taxes imposed on the Agent, any Bank, or the Applicable Lending Office thereof by any jurisdiction in which any such entity is a citizen or resident or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Agent, any Bank, or the Applicable Lending Office thereof, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Person receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. However, to the extent that such Person later receives any refunds of the amount of the taxes withheld by the Borrower, through direct payment to such Person or by tax credits on other taxes owed by such Person which the Borrower is not obligated to pay, the amount of such refund so received shall be refunded to the Borrower.

            (b) OTHER TAXES. The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (other than those which become due as a result of any Bank joining this Agreement as a result of any Assignment and Acceptance, which shall be paid by the Bank which becomes a Bank hereunder as a result of such Assignment and Acceptance).

            (c) FOREIGN BANK WITHHOLDING EXEMPTION. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United

States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to provide the requisite Internal Revenue Service forms in a timely manner. Each Bank which fails to provide to the Borrower in a timely manner such forms shall reimburse the Borrower upon demand for any penalties paid by the Borrower as a result of any failure of the Borrower to withhold the required amounts that are caused by such Bank's failure to provide the required forms in a timely manner.

ARTICLE 3.  CONDITIONS PRECEDENT.

      3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement and the obligation of each Bank to make the initial extension of credit under this Agreement, including the making of any Advances and the issuance of any Letters of Credit, shall be subject to the condition precedent that the Borrower shall have executed and delivered or shall have caused to be executed and delivered to the Agent the documents and other items listed on EXHIBIT F, together with any other documents requested by the Agent to document the agreements and intent of the Credit Documents, each in form and with substance satisfactory to the Agent.

      3.2 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Bank to make any extension of credit under this Agreement, including the making of any

Advances and the issuance, increase, or extension of any Letters of Credit, shall be subject to the further conditions precedent that on the date of such extension of credit:

            (a) REPRESENTATIONS AND WARRANTIES. As of the date of the making of any extension of credit hereunder, the representations and warranties contained in each Credit Document shall be true and correct in all material respects as of such date (and the Borrower's request for the making of any extension of credit hereunder shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties contained in each Credit Document as of such date);

            (b) DEFAULT. As of the date of the making of any extension of credit hereunder, there shall exist no Default or Event of Default, and the making of the extension of credit would not cause or be reasonably expected to cause a Default or Event of Default;

            (c) MATERIAL ADVERSE CHANGE. There shall not have occurred any Material Adverse Change; and

            (d) ADDITIONAL ACQUISITION FACILITY ITEMS. With respect to the extension of any Acquisition Loan Borrowing, the Borrower shall have executed and delivered appropriate Acquisition Loan Notes to the Banks and, if the Acquisition requires the consent of the Agent or any Banks, such consent has been provided and any conditions that are part of such consent have been satisfied as required by the Agent and the Banks.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each Bank, and with each request for any extension of credit hereunder, including the making of any Advances and the issuance, increase, or extension of any Letters of Credit, again represents and warrants to the Agent and each Bank, as follows:

      4.1 ORGANIZATION. As of the date of this Agreement, the Borrower and each Credit Party (a) is duly organized, validly existing, and in good standing under the laws of such Person's respective jurisdiction of organization and (b) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person owns property or conducts operations and which requires such licensing or qualification and where failure to be so licensed, qualified, or in good standing could reasonably be expected to cause a Material Adverse Change. As of the date of this Agreement, each other Restricted Entity
(a) is duly organized and validly existing under the laws of such Person's respective jurisdiction of organization and (b) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations to the extent that any failure to be so licensed, qualified, or in good standing could reasonably be expected to cause a Material Adverse Change.

      4.2 AUTHORIZATION. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) do not contravene the organizational documents of such Credit Party, (b) have been duly authorized by all necessary corporate action of each Credit Party, and (c) are within each Credit Party's corporate powers.

      4.3 ENFORCEABILITY. Each Credit Document to which any Credit Party is a party has been duly executed and delivered by each Credit Party which is a party to such Credit Document and constitutes the legal, valid, and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with such Credit Document's terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies.

      4.4 ABSENCE OF CONFLICTS AND APPROVALS. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby,
(a) do not result in any violation or breach of any provisions of, or constitute a default under, any note, indenture, credit agreement, security agreement, credit support agreement, or other similar agreement to which such Credit Party is a party or any other material contract or agreement to which such Credit Party is a party, (b) do not violate any law or regulation binding on or affecting such Credit Party, (c) do not require any authorization, approval, or other action by, or any notice to or filing with, any governmental authority, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement.

      4.5 INVESTMENT COMPANIES. No Restricted Entity or Affiliate thereof is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.6 PUBLIC UTILITIES. No Restricted Entity or Affiliate thereof is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Restricted Entity or Affiliate thereof is a regulated public utility.

      4.7   FINANCIAL CONDITION.

            (a) The Borrower has delivered to the Agent the annual audited consolidated financial statements of the Parent dated as of December 31, 1995, including therein the balance sheet of the Parent as of such date and the statements of income, stockholders' equity, and cash flows for the Parent for the fiscal year ending on such date. These financial statements are accurate and complete in all material respects and present fairly the financial condition of the Parent and as of such date in accordance with generally accepted accounting principles.

            (b) The Borrower has delivered to the Agent the consolidated financial statements of the Parent, dated as of September 30, 1996, including therein the balance sheet of the Parent, as of such date and the statements of operations, changes in stockholder's equity, and cash flows for the Parent, for the fiscal quarter ending on such date. Each of these financial statements are accurate and complete in all material respects and present fairly the financial condition of Parent, as of such date in accordance with generally accepted accounting principles.

            (c) As of the respective dates of the Financial Statements and the Interim Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Parent or any of the Parent's Subsidiaries, except as disclosed in the Financial Statements or the Interim Financial Statements, and adequate reserves for such items have been made in accordance with generally accepted accounting principles. No Material Adverse Change has occurred. No Default exists.

      4.8 CONDITION OF ASSETS. Each Restricted Entity has good and indefeasible title to all of its owned property and valid leasehold rights in all of its leased property, as reflected in the financial statements most recently provided to the Agent free and clear of all Liens except Permitted Liens. Each Restricted Entity possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are useful in the conduct of its business and which the failure to possess could reasonably be expected to cause a Material Adverse Change. The material properties used or to be used in the continuing operations of each Restricted Entity are in good repair, working order, and condition, normal wear and tear excepted. The properties of each Restricted Entity have not been adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits, or concessions by a governmental authority, riot, activities of armed forces, or acts of God or of any public enemy in any manner which could reasonably be expected to cause a Material Adverse Change.

      4.9 LITIGATION. There are no actions, suits, or proceedings pending or, to the knowledge of any Restricted Entity, threatened against any Restricted Entity at law, in equity, or in admiralty, or by or before any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to cause a Material Adverse Change.

      4.10 SUBSIDIARIES. As of the date of this Agreement, the Parent and the Borrower have no Subsidiaries except as disclosed in SCHEDULE II. The Parent and the Borrower have no Subsidiaries which have not been disclosed in writing to the Agent.

      4.11 LAWS AND REGULATIONS. Each Restricted Entity has been and is in compliance with all federal, state, and local laws and regulations which are applicable to the operations and property of such Person and which the failure to comply with could reasonably be expected to cause a Material Adverse Change, except where such Person is contesting the validity or application of any such laws or regulations in good faith by appropriate legal proceedings for which adequate reserves have been established and reported in accordance with generally accepted accounting principles.

      4.12 ENVIRONMENTAL COMPLIANCE. Each Restricted Entity has been and is in compliance with all Environmental Laws and has obtained and is in compliance with all related permits necessary for the ownership and operation of any such Person's properties which the failure to be in compliance with could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity has never received notice of and has never been investigated for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which threaten action or suggest liabilities which could reasonably be expected to cause a Material Adverse Change. Each Restricted Entity does not and has not created, handled, transported, used, or disposed of any Hazardous Materials on or about any such Person's properties (nor has any such Person's properties been used for those purposes), except in compliance with all Environmental Laws and related permits; has never been responsible for the release of any Hazardous Materials into the environment in connection with any such Person's operations and have not contaminated any properties with Hazardous Materials; and does not and has not owned any properties contaminated by any Hazardous Materials, in each case in any manner which could reasonably be expected to cause a Material Adverse Change.

      4.13 ERISA. To the extent applicable, each Restricted Entity and each of their respective Commonly Controlled Entities are in compliance in all material respects with all provisions of ERISA. To the extent applicable, no Restricted Entity nor any of their respective Commonly Controlled Entities participates in or during the past five years has participated in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA. With respect to the Plans of the Restricted Entities, neither a Reportable Event nor a Prohibited Transaction has occurred and exists.

      4.14 TAXES. Each Restricted Entity has filed all United States federal, state, and local income tax returns and all other domestic and foreign tax returns which are required to be filed by such Person and has paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the such Person (except for good faith delays in filing tax returns and making tax payments in jurisdictions outside of the United States for which adequate reserves have been made and reported in accordance with general accepted accounting principals and which could not reasonably be expected to cause a Material Adverse Change). The charges, accruals, and reserves on the books of the Restricted Entities in respect of taxes are adequate in accordance with generally accepted accounting principles.

      4.15 TRUE AND COMPLETE DISCLOSURE. All factual information furnished by or on behalf of any Credit Party in writing to the Agent or any Bank in connection with the Credit Documents and the transactions contemplated thereby is true and accurate in all material respects on the date as of which such information was dated or certified and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. All projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

ARTICLE 5. COVENANTS. Until the Agent and the Banks receive irrevocable payment of the Credit Obligations and have terminated this Agreement and each other Credit Document, the Borrower shall comply with and cause compliance with the following covenants:

      5.1 ORGANIZATION. The Borrower shall and shall cause each Credit Party to
(a) maintain itself as an entity duly organized, validly existing, and in good standing under the laws of each such Person's respective jurisdiction of organization and (b) duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person owns property or conducts operations and which requires such licensing or qualification and where failure to be so licensed, qualified, or in good standing could reasonably be expected to cause a Material Adverse Change. The Borrower shall cause each other Restricted Entity to (a) maintain itself as an entity duly organized and validly existing under the laws of each such Person's respective jurisdiction of organization and (b) duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification and where failure to be so licensed, qualified, or in good standing could reasonably be expected to cause a Material Adverse Change.

      5.2 REPORTING. The Borrower shall furnish to the Agent all of the following:

            (a) ANNUAL FINANCIAL REPORTS. As soon as available and in any event not later than 120 days after the end of each fiscal year of the Parent, (i) a copy of the annual audit report for such fiscal year for the Parent, including therein the consolidated balance sheets of the Parent as of the end of such fiscal year and the consolidated statements of income, stockholders' equity, and cash flows for the Parent for such fiscal year, setting forth the consolidated financial position and results of the Parent for such fiscal year and certified, without any qualification or limit of the scope of the examination of matters relevant to the financial statements, by a nationally recognized certified public accounting firm; (ii) the consolidating schedules used to prepare the financial statements described in clause (i) above; and (iii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower and the Parent;

            (b) QUARTERLY FINANCIAL REPORTS. As soon as available and in any event not later than 60 days after the end of each fiscal quarter, (i) a copy of the internally prepared consolidated financial statements of the Parent for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheets of the Parent as of the end of such fiscal quarter and the consolidated statements of income, and cash flows for such fiscal quarter and for such fiscal year to date period, setting forth the consolidated financial position and results of the Parent for such fiscal quarter and fiscal year to date period, all in reasonable detail and duly certified by a Responsible Officer of the Borrower and the Parent as having been prepared in accordance with generally accepted accounting principles, including those applicable to interim financial reports which permit normal year end adjustments and do not require complete financial notes; (ii) the consolidating schedules used to prepare the financial statements described in clause (i) above; and (iii) a completed Compliance Certificate duly certified by a Responsible Officer of the Borrower and the Parent;

            (c) SEC FILINGS. As soon as available and in any event not later than thirty days after the filing or delivery thereof, copies of all financial statements, reports, and proxy statements which any Restricted Entity shall have sent to its stockholders generally (other than to the Borrower or other Subsidiaries) and copies of all regular and periodic reports, if any, which any Restricted Entity shall have filed with the Securities and Exchange Commission or Netherlands equivalent;

            (d) DEFAULTS. Promptly, but in any event within five Business Days after the discovery thereof, a notice of any facts known to any Restricted Entity which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto;

            (e) LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Restricted Entity which, if determined adversely, could reasonably be expected to cause a Material Adverse Change;

            (f) MATERIAL CHANGES. Prompt written notice of any condition or event of which any Restricted Entity has knowledge, which condition or event has resulted or could reasonably be expected to cause a Material Adverse Change; and

            (g) OTHER INFORMATION. Such other information respecting the business operations or property of any Restricted Entity, financial or otherwise, as the Agent or the Majority Banks may from time to time reasonably request.

      5.3 INSPECTION. The Borrower shall cause each Restricted Entity to permit the Agent and the Banks to visit and inspect any of the properties of such Restricted Entity, to examine all of such Person's books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as may be reasonably requested provided that the Borrower is given at least one Business Day advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted.

      5.4 USE OF PROCEEDS. The proceeds of the Revolving Loan Borrowings shall be used by the Borrower only for general corporate and working capital purposes. The proceeds of the Term Loan shall be used by the Borrower only to refinance existing indebtedness of the Borrower. The proceeds of the Acquisition Loan Borrowings shall be used by the Borrower only for financing Acquisitions. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

      5.5   FINANCIAL COVENANTS.

            (a)   FUNDED DEBT TO EBITDA RATIOS.

                  (i) As of the last day of each fiscal quarter of the Parent, the Borrower shall not permit the ratio of (A) the consolidated Funded Debt of the Parent as of end of the fiscal quarter (as adjusted to reflect the effects of any Acquisitions in accordance with paragraph (iii) below) to (B) the consolidated EBITDA of the Parent for the preceding four fiscal quarters then ended (as adjusted to reflect the effects of any Acquisitions in accordance with paragraph (iii) below), to be greater than
      2.75 to 1.00.

                  (ii) As of the last day of each fiscal quarter of the Parent, the Borrower shall not permit the ratio of (A) the consolidated Funded Debt of the Borrower as of end of the fiscal quarter then ended (as adjusted to reflect the effects of any Acquisitions in accordance with paragraph (iii) below) to (B) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended (as adjusted to reflect the effects of any Acquisitions in accordance with paragraph (iii) below), to be greater than 4.00 to 1.00.

                  (iii) In connection with, but in no event more than five Business Days after the occurrence of, any Acquisition, the Borrower shall provide to the Agent and the Banks (A) the historical financial statements of the acquired assets (or, if not available, proforma historical financial statements approved by the Majority Banks) for each of the preceding four fiscal quarters of the Parent, (B) proforma schedules prepared by the Borrower using methodology approved by the Majority Banks (including approval of any adjustments for nonrecurring items or add-back items) reflecting the combination of the EBITDA of the acquired assets to the EBITDA of the Parent and the Borrower and the combination of the Funded Debt associated with the acquired assets to the Funded Debt of the Parent and the Borrower for use in the calculation of the financial ratios in paragraphs (i) and (ii) above and in the definition of "Applicable Interest Margin", and (C) a certificate from a Responsible Officer of the Borrower stating that such information is accurate, complete, and prepared in good faith based upon reasonable assumptions. Upon receipt of such information, the Agent shall recalculate compliance with the covenants set forth in paragraphs (i) and (ii) above, and the Borrower must remain in compliance with the terms of such covenants.

            (b)   FIXED CHARGE COVERAGE RATIOS.

                  (i) As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (A) the consolidated net income of the Parent for the preceding four fiscal quarters then ended plus the consolidated interest expense, lease expense, and tax expense of the Parent for such period to (B) the consolidated interest expense and lease expense of the Parent for the preceding four fiscal quarters then ended, to be less than 1.50 to 1.00.

                  (ii) As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of (A) the consolidated EBITDA of the Borrower for the preceding four fiscal quarters then ended, less the consolidated cash taxes paid and cash dividends paid by the Borrower for such period to
      (B) the consolidated interest expense of the Borrower for the preceding four fiscal quarters then ended plus the consolidated required principal payments on long-term Debt for the Borrower during such period, to be less than 1.00 to 1.00.

            (c) TANGIBLE NET WORTH. The Borrower shall not permit the consolidated Tangible Net Worth of the Parent to be less than (i) for the Parent's fiscal year ending December 31, 1995, $26,316,000, and (ii) during any of the Parent's fiscal years thereafter, an amount equal to the sum of the amount that was required to be maintained during the previous fiscal year of the Parent plus 75% of consolidated net income of the Parent for such previous fiscal year (excluding consolidated net income for such previous fiscal year if not a positive number).

      5.6   DEBT.

            (a) The Borrower shall not permit any Restricted Entity to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

            (b) The Borrower shall not permit the Borrower or any of its Subsidiaries to make any payments, whether for principal, interest, or other amounts, on Debt owed by the Borrower or any of its Subsidiaries to the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries) except that the Borrower may make principal and interest payments on indebtedness owed by the Borrower to the Parent, provided that the aggregate amount of such principal and interest payments does not exceed 25% of the Borrower's consolidated net income since December 31, 1994, less any dividends made by the Borrower to the Parent during such period under Section 5.10(b).

      5.7 LIENS. The Borrower shall not permit any Restricted Entity to create, assume, incur, or suffer to exist any Lien on any of its real or personal property whether now owned or hereafter acquired, or assign any right to receive its income, except for Permitted Liens.

      5.8 DERIVATIVES. The Borrower shall not permit any Restricted Entity to enter into or assume any obligations with respect to any Derivatives except for Permitted Derivatives.

      5.9 CORPORATE TRANSACTIONS. The Borrower shall not permit any Restricted Entity to (1) merge or consolidate with or be a party to a merger or consolidation with any other Person or (2) assign, sell, lease, dispose of, or otherwise transfer any of such Restricted Entity's assets outside of the ordinary course of business, provided, however, that:

            (a) any Person may be merged or consolidated with the Borrower or any Subsidiary of the Borrower organized under a jurisdiction of the United States provided that the Borrower or such Subsidiary of the Borrower shall be the continuing or surviving corporation (or such Person becomes a Subsidiary of the Borrower in the transaction), the Agent is provided with advanced written notice thereof, and after giving effect thereto no Default or Event of Default would exist or reasonably be expected to be caused thereby;

            (b) the Borrower or any Subsidiary of the Borrower organized under a jurisdiction of the United States may sell, lease, assign, transfer, or otherwise dispose of any or all of its assets (i) to the Borrower or any Subsidiary of the Borrower organized under a jurisdiction of the United States provided that after giving effect thereto no Default or Event of Default would exist or reasonably be expected to be caused thereby or (ii) to any Person other than the Borrower or any Subsidiary of the Borrower organized under a jurisdiction of the United States if the aggregate value of the assets so transferred to such Persons other than the Borrower or such Subsidiaries during any fiscal year of the Parent does not exceed $5,000,000 and fair value is received for the transfer;

            (c) any Person (other than the Borrower or any Subsidiary of the Borrower organized in a jurisdiction of the United States) may be merged or consolidated with the Parent or any Subsidiary of the Parent organized under a jurisdiction outside of the United States provided that the Parent or such Subsidiary of the Parent shall be the continuing or surviving corporation (or such Person becomes a Subsidiary of the Parent in the transaction), the Agent is provided with advanced written notice thereof, and after giving effect thereto no Default or Event of Default would exist or reasonably be expected to be caused thereby; and

            (d) the Parent or any Subsidiary of the Parent organized under a jurisdiction outside of the United States may sell, lease, assign, transfer, or otherwise dispose of any or all of its assets (i) to the Parent or any Subsidiary of the Parent provided that after giving effect thereto no Default or Event of Default would exist or reasonably be expected to be caused thereby or (ii) to any Person other than the Parent or any Subsidiary of the Parent if the aggregate value of the assets so transferred to such Persons other than the Parent or such Subsidiaries during any fiscal year of the Parent does not exceed $5,000,000 and fair value is received for the transfer.

      5.10  DISTRIBUTIONS.

            (a) Except as permitted in paragraphs (b), (c), and (d) below, the Borrower shall not and shall not permit the Parent to (i) declare or pay any dividends; (ii) purchase, redeem, retire, or otherwise acquire for value any of such Person's capital stock now or hereafter outstanding; or make any distribution of assets to such Person's stockholders as such, whether in cash, assets, or in obligations of such Person; (iii) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of such Person's capital stock; or (iv) make any other distribution by reduction of capital or otherwise in respect of any shares of such Person's capital stock.

            (b) The Borrower may pay cash dividends to the Parent, provided that the aggregate amount of such cash dividends does not exceed 25% of the Borrower's consolidated net income since December 31, 1994, less any payments of principal and interest made by the Borrower to the Parent during such period under Section 5.6(b).

            (c) The Parent may pay cash dividends to its shareholders, provided that the aggregate amount of such cash dividends does not exceed 25% of the Parent's consolidated net income since December 31, 1994.

            (d) The Parent may purchase, redeem, retire, or otherwise acquire for value any of the Parent's capital stock now or hereafter outstanding as required to comply with the Parent's stock options plans and pension plans provided that the aggregate amount paid by the Parent for such purposes does not exceed $1,000,000 during any fiscal year of the Parent.

      5.11 TRANSACTIONS WITH AFFILIATES. The Borrower shall not permit any Restricted Entity to enter into any transaction directly or indirectly with or for the benefit of an Affiliate except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to such Person as the monetary or business consideration which such Person would obtain in a comparable arm's length transaction.

      5.12 INSURANCE. The Borrower shall cause each Restricted Entity to maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Persons operate. Without limiting the foregoing, the Borrower shall not and shall not permit any other Restricted Entity to terminate any type of insurance coverage now in force without establishing contingency plans or self insurance plans reasonably acceptable to the Agent. The Borrower shall deliver to the Agent certificates evidencing such policies or copies of such policies at the Agent's request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

      5.13  INVESTMENTS; ACQUISITIONS.

            (a) The Borrower shall not permit any Restricted Entity to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments.

            (b) Without the prior written consent of the Agent and the Majority Banks, the Borrower shall not permit any Restricted Entity to make any direct or indirect Acquisition, for cash or other consideration, including payments of stock and assumption of Debt, if (i) the aggregate cash and other consideration, including assumed indebtedness and stock of the Restricted Entities, given for any such acquisition exceeds an amount equal to

15% of the consolidated Net Worth of the Parent as of the end of the most recently ended fiscal quarter or (ii) the aggregate cash and other consideration, including assumed indebtedness and stock of the Restricted Entities, given for all such acquisitions by the Restricted Entities during any fiscal year of the Parent exceeds an amount equal to 30% of the consolidated Net Worth of the Parent as of the end of the most recently ended fiscal quarter. The Agent and the Banks hereby consent for the purposes of this paragraph (b), on the terms and conditions previously disclosed to the Banks, to the Acquisition of ProTechnics. The Agent and the Banks hereby consent for the purposes of this paragraph (b), on the terms and conditions set forth in the commitment letter dated February 7, 1997, to the Acquisition of Scott Pickford.

      5.14 LINES OF BUSINESS; DISTRIBUTION. The Borrower shall not permit the Restricted Entities to change the character of their business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to such business as presently and normally conducted.

      5.15 COMPLIANCE WITH LAWS. The Borrower shall cause each Restricted Entity to comply with all federal, state, and local laws and regulations which are applicable to the operations and property of such Persons and which the failure to comply with could reasonably be expected to cause a Material Adverse Change; provided, however, that this Section 5.15 shall not prevent any such Person from contesting the validity or application of any such laws or regulations in good faith by appropriate legal proceedings for which adequate reserves have been established and reported in accordance with generally accepted accounting principles.

      5.16 ENVIRONMENTAL COMPLIANCE. The Borrower shall cause each Restricted Entity to comply with all Environmental Laws and obtain and comply with all related permits necessary for the ownership and operation of any such Person's properties which the failure to comply with could reasonably be expected to cause a Material Adverse Change. The Borrower shall cause each Restricted Entity to promptly disclose to the Agent any notice to or investigation of such Persons for any violation or alleged violation of any Environmental Law in connection with any such Person's presently or previously owned properties which represent liabilities which could reasonably be expected to cause a Material Adverse Change. The Borrower shall not permit any Restricted Entity to create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person's properties except in compliance with all Environmental Laws and related permits; release any Hazardous Materials into the environment in connection with any such Person's operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case if such action could reasonably be expected to cause a Material Adverse Change.

      5.17 ERISA COMPLIANCE. The Borrower shall cause each Restricted Entity to which ERISA applies to comply in all material respects with all applicable provisions of ERISA, prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans, and not create or participate in any employee pension benefit plan covered by Title IV of ERISA or any multiemployer plan under Section 4001(a)(3) of ERISA.

      5.18 PAYMENT OF CERTAIN CLAIMS. The Borrower shall cause each Restricted Entity to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person's income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto (except for good faith delays in making tax payments in jurisdictions outside of the United States for which adequate reserves have been made and reported in accordance with general accepted accounting principals and which could not reasonably be expected to cause a Material Adverse Change), (b) all lawful claims which are secured by or which, if unpaid, would by law become secured by a Lien upon any such Person's property, unless such claim is being contested in good faith by appropriate proceedings for which adequate reserves have been established and reported in accordance with generally accepted accounting principles, and (c) all trade payables and current operating liabilities, unless the same are less than 90 days past due or are being contested in good faith by appropriate proceedings for which adequate reserves have been established and reported in accordance with generally accepted accounting principles.

      5.19 SUBSIDIARIES. If upon the formation or Acquisition of any new Subsidiary of the Parent that is organized under a jurisdiction of the United States such Subsidiary would have had on a historical proforma basis consolidated assets in excess of 10% of the consolidated assets of the Borrower as of the most recent fiscal quarter then ended or consolidated EBITDA in excess of 10% of the consolidated EBITDA of the Borrower for the most recent fiscal quarter then ended (with such proforma historical financial information being determined in accordance with Section 5.5(a)(iii)), or if any existing Subsidiary of the Parent that is organized under a jurisdiction of the United States ever has consolidated assets in excess of 10% of the consolidated assets of the Borrower as of the most recent fiscal quarter then ended or consolidated EBITDA in excess of 10% of the consolidated EBITDA of the Borrower for the most recent fiscal quarter then ended, then the Borrower shall cause such Subsidiary to promptly execute and deliver to the Agent a Guaranty in substantially the form of the Guaranties previously executed in connection with this Agreement, with such modifications thereto as the Agent may reasonably request. In connection therewith, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Agent reflecting the corporate status of such new Subsidiary and the enforceability of such agreements. Nothing in this Section is intended to require the release of any Guaranties already in effect.

ARTICLE 6.  DEFAULT AND REMEDIES.

      6.1 EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" for the purposes of this Agreement and for each of the Credit
Documents:

            (a) PAYMENT FAILURE. The Borrower (i) fails to pay when due any principal amounts due under this Agreement or any other Credit Document or (ii) fails to pay when due any interest, fees, reimbursements, indemnifications, or other amounts due under this Agreement or any other Credit Document and such failure has not been cured within five Business Days after receipt of written notice thereof from the Agent;

            (b) FALSE REPRESENTATION. Any written representation or warranty made by any Credit Party or any Responsible Officer thereof in this Agreement or in any other Credit Document proves to have been false or erroneous at the time it was made or deemed made;

            (c) BREACH OF COVENANT. (i) Any breach by the Borrower of any of the covenants contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5(b), 5.6, 5.7, 5.8, 5.9,
5.10, or 5.13 or (ii) any breach by the Borrower of any other covenants contained in this Agreement or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by the Borrower or the receipt of written notice thereof from the Agent;

            (d) GUARANTIES. (i) Any Guaranty shall at any time and for any reason cease to be in full force and effect or shall be contested by any Guarantor, or any Guarantor shall deny it has any further liability or obligation under the Guaranty executed by such Guarantor, (ii) any breach by any Guarantor of any of the covenants contained in Sections 1.1 or 1.2 of the Guaranty executed by such Guarantor, or (iii) or any breach by any Guarantor of any other covenants contained in the Guaranty executed by such Guarantor or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by such Guarantor or the receipt of written notice thereof from the Agent;

            (e) MATERIAL DEBT DEFAULT. (i) Any principal, interest, fees, or other amounts due on any Debt of any Restricted Entity is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and such failure is not cured within the applicable grace period, if any, and the aggregate amount of all Debt of such Persons so in default exceeds $250,000; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of any such Person the effect of which is to accelerate or to permit the acceleration of the maturity of any such Debt, whether or not any such Debt is actually accelerated, and such event or condition shall not be cured within the applicable grace period, if any, and the aggregate amount of all

Debt of such Persons so in default exceeds $250,000; or (iii) any Debt of any such Person shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all Debt of such Persons so accelerated exceeds $250,000;

            (f) MATERIAL AGREEMENT DEFAULT. There shall occur any breach by any Restricted Entity or any contract or agreement which breach could reasonably be expected to cause a Material Adverse Change and such breach is not cured within the applicable grace period, if any;

            (g) BANKRUPTCY AND INSOLVENCY. (i) there shall have been filed against any Restricted Entity or any such Person's properties, without such Person's consent, any petition seeking any arrangement, receivership, reorganization, liquidation, or similar relief under bankruptcy or other laws for the relief of debtors and such petition remains in effect for 60 or more days, whether or not consecutive, or any court shall approve any such petition or (ii) any such Person consents to or files any petition of the type described in clause (i) above seeking relief from creditors, makes any assignment for the benefit of creditors or other arrangement with creditors, or admits in writing such Person's inability to pay such Persons's debts as they become due (the occurrence of any event under clause (i) or (ii) above being a "Bankruptcy Event of Default");

            (h) ADVERSE JUDGMENT. The aggregate outstanding amount of judgments against the Restricted Parties not discharged or stayed pending appeal or other court action within 30 days following entry is greater than $250,000; or

            (i) OWNERSHIP. The occurrence of any Change of Control of the Parent or the Borrower after the date of this Agreement.

      6.2 TERMINATION OF COMMITMENTS. Upon the occurrence of any Bankruptcy Event of Default, all of the commitments of the Agent and the Banks hereunder shall terminate. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower all of the commitments of the Agent and the Banks hereunder terminated, whereupon the same shall immediately terminate.

      6.3 ACCELERATION OF CREDIT OBLIGATIONS. Upon the occurrence of any Bankruptcy Event of Default, the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations shall immediately and automatically become due and payable. During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower the aggregate outstanding principal amount of all loans made hereunder, all accrued interest thereon, and all other Credit Obligations to be immediately due and payable. In connection with the foregoing, except for the notice provided for above, the Borrower waives notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices.

      6.4 CASH COLLATERALIZATION OF LETTERS OF CREDIT. Upon the occurrence of any Bankruptcy Event of Default, the Borrower shall pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.4(g). During the existence of any Event of Default other than a Bankruptcy Event of Default, the Agent shall at the request of the Majority Banks require by written notice to the Borrower that the Borrower pay to the Agent an amount equal to the Letter of Credit Exposure allocable to the Letters of Credit requested by the Borrower to be held in the Letter of Credit Collateral Account for disposition in accordance with Section 2.4(g).

      6.5 DEFAULT INTEREST. If any Event of Default exists, the Agent shall at the request of the Majority Banks declare by written notice to the Borrower that the Credit Obligations specified in such notice shall bear interest beginning on the date specified in such notice until paid in full at the applicable Default Rate for such Credit Obligations, and the Borrower shall pay such interest to the Agent for the benefit of the Agent and the Banks, as applicable, upon demand.

      6.6 RIGHT OF SETOFF. During the existence of an Event of Default, the Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any indebtedness owed by the Agent or such Bank to the Borrower against any and all of the obligations of the Borrower under this Agreement and the Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement or the Credit Documents and although such obligations may be contingent and unmatured. The Agent and each Bank, as the case may be, agrees promptly to notify the Borrower after any such setoff and application made by such party provided that the failure to give such notice shall not affect the validity of such setoff and application.

      6.7 ACTIONS UNDER CREDIT DOCUMENTS. Following an Event of Default, the Agent shall at the request of the Majority Banks take any and all actions permitted under the other Credit Documents, including the Guaranties.

      6.8 REMEDIES CUMULATIVE. No right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to the Agent or the Banks in this Agreement and the Credit

Documents, or now or hereafter existing at law, in equity, by statute, or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

      6.9   APPLICATION OF PAYMENTS.

            (a) Prior to the existence of any Bankruptcy Event of Default or any Event of Default existing during the maturity of the Credit Obligations or the acceleration of the Credit Obligations, all payments made hereunder shall be applied to the Credit Obligations as directed by the Borrower, subject to the rules regarding the application of payments to certain Credit Obligations provided for hereunder and in the Credit Documents. If no direction is provided by the Borrower, then applications shall be made as directed by the Agent.

            (b) During the existence of any Bankruptcy Event of Default or any Event of Default existing during the maturity of the Credit Obligations or the acceleration of the Credit Obligations, all payments and collections shall be applied to the Credit Obligations in the following order:

      First, to the payment of the costs, expenses, reimbursements (other than reimbursement obligations with respect to draws under Letters of Credit), and indemnifications of the Agent that are due and payable under the Credit Documents;

      Then, ratably to the payment of all accrued but unpaid interest and fees due and payable under the Credit Documents;

      Then, ratably to the payment of all outstanding principal amounts due and payable under the Credit Documents and all reimbursement obligations for draws under Letters of Credit due and payable under the Credit Documents;

      Then, ratably to the payment of any other amounts due and owing with respect to the Credit Obligations; and

      Finally, any surplus held by the Agent and remaining after payment in full of all the Credit Obligations and reserve for Credit Obligations not yet due and payable shall be promptly paid over to the Borrower or to whomever may be lawfully entitled to receive such surplus. All applications shall be distributed in accordance with Section 2.11(a).

ARTICLE 7.  THE AGENT AND THE ISSUING BANK

      7.1 AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this

Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. Statements under the Credit Documents that the Agent may take certain actions, without further qualification, means that the Agent may take such actions with or without the consent of the Majority Banks. The Agent shall not, however, release the Guaranties without the prior written consent of the Banks. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

      7.2 RELIANCE, ETC. Neither the Agent, the Issuing Bank, nor any of their respective Related Parties (for the purposes of this Section 7.2, collectively, the "Indemnified Parties") shall be liable for any action taken or omitted to be taken by any Indemnified Party under or in connection with this Agreement or the other Credit Documents, INCLUDING ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, except for any Indemnified Party's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Issuing Bank:
(a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Credit Parties or to inspect the property (including the books and records) of the Credit Parties;
(e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

      7.3 AFFILIATES. With respect to its Commitments, the Advances made by it, its interests in the Letters of Credit, and the Notes issued to it, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent and the Issuing Bank in their individual capacity. The Agent, the Issuing Bank, and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party, and any Person who may do business with or own securities of any Credit Party, all as if the Agent were not an agent hereunder and the Issuing Bank were not the issuer of Letters of Credit hereunder and without any duty to account therefor to the Banks.

      7.4 BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the Financial Statements and the Interim Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it shall, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      7.5 EXPENSES. To the extent not paid by the Borrower, each Bank severally agrees to pay to the Agent and the Issuing Bank on demand such Bank's ratable share of the following: (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank with respect to advising the Agent and the Issuing Bank as to their respective rights and responsibilities under this Agreement and the Credit Documents, and (b) all out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preservation or enforcement of the rights of the Agent, the Issuing Bank, and the Banks under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent and the Issuing Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

      7.6 INDEMNIFICATION. To the extent not reimbursed by the Borrower, each Bank severally agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, and each of their respective Related Parties (for the purposes of this Section 7.6, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit

Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

      7.7 SUCCESSOR AGENT AND ISSUING BANK. The Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed by the Majority Banks with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from any duties and obligations under this Agreement and the other Credit Documents after such acceptance, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall inure to such Person's benefit as to any actions taken or omitted to be taken by such Person while such Person was Agent or Issuing Bank under this Agreement and the other Credit Documents.

ARTICLE 8.  MISCELLANEOUS.

      8.1 EXPENSES. The Borrower shall pay on demand of the applicable party specified herein (a) all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Credit Documents, including the reasonable fees and expenses of outside counsel for the Agent and the Issuing Bank, and (b) all out-of-pocket costs and expenses of the Agent, the Issuing Bank, and each Bank in connection with the preservation or enforcement of their respective rights under this Agreement and the other Credit Documents, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent, the Issuing Bank, and each Bank. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

      8.2 INDEMNIFICATION. The Borrower agrees to protect, defend, indemnify, and hold harmless the Agent, the Issuing Bank, each Bank, and each of their respective Related Parties (for the purposes of this Section 8.2, collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and out-of-pocket costs and expenses, including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by any Indemnified Party which are related to any litigation or proceeding relating to this Agreement, the Credit Documents, or the transactions contemplated thereunder, INCLUDING ANY INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive the repayment and termination of the credit provided for under this Agreement and any purported termination of this Agreement which does not expressly refer to this paragraph.

      8.3 MODIFICATIONS, WAIVERS, AND CONSENTS. No modification or waiver of any provision of this Agreement or the Notes, nor any consent required under this Agreement or the Notes, shall be effective unless the same shall be in writing and signed by the Agent and Majority Banks and the Borrower, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no modification, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in
Section 3.1 or 3.2, (b) increase the Commitments of the Banks, (c) forgive any principal, interest, or fees payable under the Credit Documents, or postpone the payment thereof, or (d) change the percentage of Banks required to take any action under this Agreement or the Notes, including any amendment of the definition of "Majority Banks" or this Section 8.3. No modification, waiver, or consent shall, unless in writing and signed by the Agent or the Issuing Bank affect the rights or obligations of the Agent or the Issuing Bank, as the case may be, under the Credit Documents.

      8.4 SURVIVAL OF AGREEMENTS. All representations, warranties, and covenants of the Borrower in this Agreement and the Credit Documents shall survive the execution of this Agreement and the Credit Documents and any other document or agreement.

      8.5 ASSIGNMENT AND PARTICIPATION. This Agreement and the Credit Documents shall bind and inure to the benefit of the Borrower and their respective successors and assigns and the Agent and the Banks and their respective successors and assigns. The Borrower may not assign its rights or delegate its duties under this Agreement or any Credit Document.

            (a) ASSIGNMENTS. Any Bank may assign to one or more financial institutions or other entities all or any portion of its rights and obligations under this Agreement and the Notes (including its Commitment, Advances, and interest in the Letters of Credit); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and assignments thereof shall be made in 5% increments, (ii) after giving effect to such assignment each Bank shall retain at least 20% of the Commitments, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least three Business Days after the execution thereof): (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to the assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the assignor Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by the assignor Bank pursuant to such Assignment and Acceptance, relinquish the assignor Bank's rights and be released from the assignor Bank's obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assignor Bank's rights and obligations under this Agreement, such assignor Bank shall cease to be a party hereto).

            (b) TERM OF ASSIGNMENTS. By executing and delivering an Assignment and Acceptance, the assignor Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and the Interim Financial Statements and such other documents and information as such assignee has deemed appropriate to make such assignee's own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee shall, independently and without reliance upon the Agent, such Bank, or any other Bank and based on such documents and information as such assignee shall deem appropriate at the time, continue to make such assignee's own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it shall perform as a Bank under the Credit Documents.

            (c) THE REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank, or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) PROCEDURES. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed in the appropriate form, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Commitment hereunder, new Notes to the order of such Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall be in the appropriate form.

            (e) PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the Notes (including its Commitment, Advances, and interest in the Letters of Credit); provided, however, that (i) such Bank's obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, the Issuing Bank, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for changes in the matters covered by Sections 8.3(b) and (c), and (vi) the Borrower is provided with advance written notice of the participation and consents to the same, such consent not to be unreasonably withheld. The Borrower hereby agrees that participants shall have the same rights as a Bank under Sections 2.7, 2.8, 2.9, 2.10, 2.12, 6.6, and 8.2 to the extent of their respective participations.

      8.6 NOTICE. All notices and other communications under this Agreement and the Notes shall be in writing and mailed by certified mail (return receipt requested), telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, to the address for the appropriate party specified in SCHEDULE I or at such other address as shall be designated by such party in a written notice to the other parties. Mailed notices shall be effective when received. Telecopied or telexed notices shall be effective when transmission is completed or confirmed by telex answerback. Delivered notices shall be effective when delivered by messenger or courier. Notwithstanding the foregoing, notices and communications to the Agent pursuant to Article 2 or 7 shall not be effective until received by the Agent.

      8.7 CHOICE OF LAW. This Agreement and the Notes have been prepared, are being executed and delivered, and are intended to be performed in the State of Texas, and the substantive laws of the State of Texas and the applicable federal laws of the United States shall govern the validity, construction, enforcement, and interpretation of this Agreement and the Notes; provided however, Chapter 15 of the Texas Credit Code does not apply to this Agreement or the Notes. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No.
500 (1993 version).

      8.8 FORUM SELECTION. THE BORROWER IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATED THERETO. THE BORROWER AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE BORROWER

IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

      8.9 SERVICE OF PROCESS. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE BORROWER.

      8.10 WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.

      8.11 CONFIDENTIALITY. The Agent and each Bank acknowledges that they shall receive information regarding the Credit Parties' business operations and financial condition which is not available to the public. The Agent and each Bank agrees to maintain the confidentiality of such nonpublic information except in the ordinary course of business with their respective auditors, accountants, and legal advisors, and as required by law. The Agent and each Bank may share such information with potential participants and assigns of its interests under the Credit Documents if such transferees agree to maintain the confidentiality of such information in writing, a copy of which is provided to the Borrower.

      8.12 AMENDMENT AND RESTATEMENT. This Agreement represents the complete amendment and restatement of the Prior Version of this Agreement, and while this Agreement continues the Prior Version of this Agreement, the terms of the prior version are replaced in their entirety with this Agreement. The indebtedness under the prior version of this Agreement continues under this Agreement and the execution of this Agreement does not indicate a payment, satisfaction, novation, or discharge thereof. To that end, all Revolving Loan Borrowings under the Prior Version of this Agreement are continued as Revolving Loan Borrowings under this Agreement, all Term Loan Borrowings under the Prior Version of this Agreement are continued as Term Loan Borrowings under this

Agreement, and all Guidance Loan Borrowings under the Prior Version of this Agreement are continued as Acquisition Loan Borrowings under this Agreement. All support for the indebtedness under the Prior Version of this Agreement continues to support the indebtedness hereunder.

      8.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts which together shall constitute one and the same instrument.

      8.14 NO FURTHER AGREEMENTS. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date first above written.

                              BORROWER:

                              CORE LABORATORIES, INC.

                              By:________________________
                                    Richard L. Bergmark
                                  Chief Financial Officer


                              AGENT:

                              NATIONSBANK OF TEXAS, N.A., as Agent

                              By:_________________________
                                     William B. Borus
                                      Vice President

                              BANKS:

                              NATIONSBANK OF TEXAS, N.A.


                              By:_________________________
                                    William B. Borus
                                    Vice President

                              Commitments:
                              Revolving Loan Commitment:    $5,000,000
                              Term Loan Commitment:         $7,000,000
                              Acquisition Loan Commitment: $10,000,000


                              BANK OF AMERICA TEXAS, N.A.


                              By:_________________________
                                    Victor N. Tekell
                                    Vice President

                              Commitments:
                              Revolving Loan Commitment:    $5,000,000
                              Term Loan Commitment:         $7,000,000
                              Acquisition Loan Commitment: $10,000,000

                                                                       EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE

                                     [Date]


NationsBank of Texas, N.A., as Agent
   for the Banks parties to the
   Credit Agreement referred to below
700 Louisiana, 7th Floor
Houston, Texas 77002

Attention:  Mr. William B. Borus

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of February 7, 1997 (as modified, the "Credit Agreement"), among Core Laboratories, Inc. (the "Company"), certain financial institutions parties thereto, and NationsBank of Texas, N.A., as Agent, the defined terms of which are used herein unless otherwise defined herein.

I hereby certify that I have no knowledge of any Defaults by the Borrower in the observance of any of the provisions in the Credit Agreement which existed as of
[                 ] or which exist as of the date of this letter.

I also certify that the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the
Company as of [                 ], and the related results of operations for the
[                       ] then ended, in conformity with generally accepted
accounting principles.

The following sets forth the information and computations to demonstrate compliance with the requirements of the applicable Sections of the Credit
Agreement as of [                ]:

NationsBank of Texas, N.A., as Agent
[Date]
Page 2

A.    SECTION 5.5(A)  FUNDED DEBT TO EBITDA RATIOS

            For the Parent:
            1.    consolidated Funded Debt (as adjusted
                  to reflect effects of Acquisitions
                  during preceding four fiscal quarters)    $_________

            2.    consolidated net income
                  for preceding four quarters               $_________

            3.    consolidated interest expense
                  for preceding four quarters               $_________

            4.    consolidated taxes
                  for preceding four quarters               $_________

            5.    consolidated depreciation and
                  amortization for preceding
                  four quarters                             $_________

            6.    EBITDA = A.2 + A.3 + A.4 + A.5 (as
                  adjusted to reflect effects of Acquisitions
                  during preceding four fiscal quarters)    $_________

            7.    Majority Bank approved adjustments for
                  nonrecurring items or add-back items      $_________

            8.    ratio (A.1 +/- A.7) / (A.6 +/- A.7)       ____ to 1.00

            9.    maximum permitted                         2.75 to 1.00

            For the Borrower:
            10.   consolidated Funded Debt (as adjusted
                  to reflect effects of Acquisitions
                  during preceding four fiscal quarters)    $_________
            11.   consolidated net income
                  for preceding four quarters               $_________
            12.   consolidated interest expense
                  for preceding four quarters               $_________
            13.   consolidated taxes
                  for preceding four quarters               $_________
            14.   consolidated depreciation and
                  amortization for preceding
                  four quarters                             $_________
            15.   EBITDA = A.11 + A.12 + A.13 + A.14 (as
                  adjusted to reflect effects of Acquisitions
                  during preceding four fiscal quarters)    $_________

NationsBank of Texas, N.A., as Agent
[Date]
Page 3


            16.   Majority Bank approved adjustments for
                  nonrecurring items or add-back items       $_________

            17.   ratio (A.10 +/- A.16) / (A.15 +/- A.16)    ____ to 1.00

            18.   maximum permitted                         4.00 to 1.00

      B.    SECTION 5.5(B)  FIXED CHARGE COVERAGE RATIOS

            For the Parent:

            1.    consolidated net income
                  for preceding four quarters                $_________

            2.    consolidated interest expense
                  for preceding four quarters                $_________

            3.    consolidated lease expense
                  for preceding four quarters                $_________

            4.    consolidated taxes for
                  preceding four quarters                    $_________

            5.    ratio (B.1 + B.2 + B.3 + B.4)
                  / (B.2 + B.3)                             ____ to 1.00

            6.    minimum required                          1.50 to 1.00

            For the Borrower:
            7.    consolidated net income
                  for preceding four quarters                $_________

            8.    consolidated interest expense
                  for preceding four quarters                $_________

            9.    consolidated taxes for
                  preceding four quarters                    $_________

            10.   consolidated depreciation and
                  amortization for preceding
                  four quarters                              $_________

            11.   cash taxes paid during
                  preceding four quarters                    $_________

            12.   cash dividends paid during
                  preceding four quarters                    $_________

            13.   consolidated required principal
                  payments on long-term Debt
                  during preceding four quarters             $_________

            14.   ratio ([B.7 + B.8 + B.9 + B.10] -
                  [B.11 + B.12]) / (B.8 + B.13)             ____ to 1.00

            15.   minimum required                          1.00 to 1.00

NationsBank of Texas, N.A., as Agent
[Date]
Page 4

      C.    SECTION 5.5(C)  TANGIBLE NET WORTH

            1.    minimum Tangible Net Worth required
                  during previous fiscal year                $26,316,000

            2.    75% of consolidated net income for
                  previous fiscal year                         $_________

            3.    minimum Tangible Net Worth required
                  for fiscal year = C.1 + C.2                  $_________

            4.    Tangible Net Worth =                         $_________

      D.    SECTION 5.6(B) PAYMENTS AND SECTION 5.10 DISTRIBUTIONS

            1.    25% of Borrower's consolidated
                  net income since December 31, 1994           $_________

            2.    Dividends paid by Borrower to
                  Parent since December 31, 1994               $_________

            3.    Principal and interest payments
                  made by Borrower to Parent
                  since December 31, 1994                      $_________

            4.    Excess of D.1 over (D.2 + D.3)        must be positive

      E.    SECTION 5.13(A) INVESTMENTS

            1.    Outstanding Permitted Investments
                  under clause (a)(iii) of Permitted
                  Investments                                  $_________

            2.    Outstanding Permitted Investments
                  under clause (b)(ii)(A) of Permitted
                  Investments                                  $_________

            3.    Outstanding Permitted Investments
                  under clause (b)(ii)(B) of Permitted
                  Investments                                  $_________

            4.    Outstanding Permitted Investments
                  under clause (b)(ii)(C) of Permitted
                  Investments                                  $_________

            5.    Outstanding Permitted Investments
                  under clause (b)(ii)(D) of Permitted
                  Investments                                  $_________

NationsBank of Texas, N.A., as Agent
[Date]
Page 5

            6.    Outstanding Debt owed by the
                  Borrower and its Subsidiaries to the
                  Parent and its Subsidiaries (other than
                  the Borrower and its Subsidiaries)           $_________


                                    Very truly yours,


                                    Name:
                                    Title:

                                                                       EXHIBIT B

                                     FORM OF
                                BORROWING REQUEST

                                     [Date]

NationsBank of Texas, N.A.,
  as Agent
Attn: Ms. Jennifer Textus
700 Louisiana, 7th Floor
Houston, Texas 77002
Telephone:  713-247-6906
Telecopy:   713-247-7175

Ladies and Gentlemen:

The undersigned, Core Laboratories, Inc., a Delaware corporation ("Company"), refers to the Amended and Restated Credit Agreement dated as of February 7, 1997 (as modified, the "Credit Agreement," the defined terms of which are used in this Borrowing Request unless otherwise defined in this Borrowing Request) among the Company, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"), and hereby gives you irrevocable notice pursuant to [Section 2.1(b)(i)] [Section 2.2(b)(i)] [Section 2.3(b)(i)]1 of the Credit Agreement that the undersigned hereby requests a Borrowing (the "Proposed Borrowing") on the terms set forth below:

--------

      1 For Revolving Loan Borrowings, Section 2.1(b)(i); for the Term Loan,
Section 2.2(b)(i); for Acquisition Loan Borrowings, Section 2.3(b)(i).

NationsBank of Texas, N.A.
[Date]
Page 2



      Class of Borrowing2           :
      Date of Borrowing3      :
      Amount of Borrowing4    :
      Tranche #1
            Type:5
            Amount:6
            Interest Period:7
      [Tranche #2
            Type:
            Amount:
            Interest Period:]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

      (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing; and

--------

      2 Borrowings may be Revolving Loan Borrowings, the Term Loan, or Acquisition Loan Borrowings.

      3 The Date of Borrowing for the Proposed Borrowing must be a Business Day. The Borrower must give three Business Days' advance notice for Borrowings comprised of LIBOR Tranches or same day notice is sufficient for Borrowings comprised of Prime Rate Tranches.

      4 The aggregate amount of the Proposed Borrowing must be in a principal amount equal to or greater than the Minimum Borrowing Amount of $500,000 and in multiples of the Minimum Borrowing Multiple of $100,000.

      5 Tranches may be Prime Rate Tranches and LIBOR Tranches.

      6 The aggregate amount of each Tranche must be in principal amount equal to or greater than the Minimum Tranche Amount of $500,000 and in multiples of the Minimum Tranche Multiple of $100,000.

      7 The Interest Period applies only to LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Prime Rate Tranches.

NationsBank of Texas, N.A.
[Date]
Page 3

      (b) no Default has occurred and remains uncured, nor would result from the Proposed Borrowing or from the application of the proceeds therefrom.

                                    Very truly yours,

                                    CORE LABORATORIES, INC.

                                    By:
                                    Name:
                                    Title:


STEPRG\60877\005989
HOUSTON\493128.3
5/5/97--1:40 pm

NationsBank of Texas, N.A.
[Date]
Page 1

                                                                       EXHIBIT C

                                 FORM OF
                           CONVERSION REQUEST

                                 [Date]

NationsBank of Texas, N.A.,
  as Agent
Attn: Ms. Jennifer Textus
700 Louisiana, 7th Floor
Houston, Texas 77002
Telephone:  713-247-6906
Telecopy:   713-247-7175

Ladies and Gentlemen:

The undersigned, Core Laboratories, Inc., a Delaware corporation ("Company"), refers to the Amended and Restated Credit Agreement dated as of February 7, 1997 (as modified, the "Credit Agreement," the defined terms of which are used in this Conversion Request unless otherwise defined in this Conversion Request), among the Company, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"), and hereby gives you irrevocable notice pursuant to Section 2.6(a) of the Credit Agreement that the undersigned hereby requests a [conversion][continuation] of [outstanding Tranches][an outstanding Tranche] into a new Tranche (the "Proposed Tranche") on the terms set forth below:

NationsBank of Texas, N.A.
[Date]
Page 2



      OUTSTANDING TRANCHE #1
      Class of Borrowing1           :
      Date of Tranche         :
      Type of Tranche2        :
      Aggregate Amount3
        for Conversion        :
      Interest Period         :

      [OUTSTANDING TRANCHE #2
      Class of Borrowing      :
      Date of Tranche         :
      Type of Tranche         :
      Aggregate Amount
        for Conversion        :
      Interest Period         :]

      PROPOSED TRANCHE
      Date of Conversion
          or Continuation4    :
      Type of Tranche         :
      Aggregate Amount5             :
      Interest Period6        :

--------

      1 Borrowings may be Revolving Loan Borrowings, the Term Loan, or Acquisition Loan Borrowings.

      2 Tranches may be Prime Rate Tranches or LIBOR Tranches.

      3 The Aggregate Amount for Conversion with respect to any Tranche must be in multiples of the Minimum Tranche Multiple of $100,000.

      4 The Date of the proposed continuation or conversion must be a Business Day. The Borrower must give three Business Days' advance notice for conversions into or continuations of LIBOR Tranches.

      5 The Aggregate Amount of the Proposed Tranche must be in a principal amount equal to or greater than the Minimum Tranche Amount of $500,000 and in multiples of the Minimum Tranche Multiple of $100,000. No continuation or conversion may be made if such continuation or conversion would cause the aggregate outstanding principal amount of any LIBOR Tranche or of all Prime Rate Tranches to be less than the Minimum Tranche Amount of $500,000.

      6 The Interest Period applies only to LIBOR Tranches and may be one, two, three, or six months. Insert "N/A" for Prime Rate Tranches.

NationsBank of Texas, N.A.
[Date]
Page 3

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed continuation/conversion:

      (a) the representations and warranties contained in the Credit Agreement are correct in all material respects, before and after giving effect to the proposed continuation/conversion and the application of the proceeds therefrom, as though made on the date of the proposed continuation/conversion; and

      (b) no Default has occurred and remains uncured, nor would result from the proposed continuation/conversion.


                                    Very truly yours,


                                    CORE LABORATORIES, INC.


                                    By:________________________
                                          Richard L. Bergmark
                                         Chief Financial Officer

STEPRG\60877\005989
HOUSTON\493207.3
5/5/97--1:41 pm

                                                                     EXHIBIT D-1


                                 FORM OF
                           REVOLVING LOAN NOTE
                                ([PAYEE])


$[                ]          Houston, Texas                       [date]
  ----------------


      For value received, the undersigned Core Laboratories, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Payee] ("Bank"), the principal amount of [ ] and [ ]/100 Dollars ($[ ]) or, if less, the aggregate outstanding principal amount of each Revolving Loan Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of each such Revolving Loan Advance from the date of such Revolving Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

      This Note is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of February 7, 1997 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loan Advances by the Bank to the Borrower from time to time in an aggregate outstanding amount not to exceed the Dollar amount of this Note, the indebtedness of the Borrower resulting from each such Revolving Loan Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

      Both principal and interest are payable to the Agent at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Revolving Loan Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

      It is contemplated that because of prepayments there may be times when no indebtedness is owed under this Note. Notwithstanding such prepayments, this Note shall remain valid and shall be in force as to Revolving Loan Advances made pursuant to the Credit Agreement after such prepayments.

      It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.


      EXECUTED as of the date first above written.


                                    CORE LABORATORIES, INC.



                                    By:
                                    Name:
                                    Title:

                                                             EXHIBIT D-2


                                 FORM OF
                          ACQUISITION LOAN NOTE
                                ([PAYEE])


$[                ]          Houston, Texas                       [date]
  ----------------


      For value received, the undersigned Core Laboratories, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Payee] ("Bank"), the principal amount of [ ] and [ ]/100 Dollars ($[ ]) or, if less, the aggregate outstanding principal amount of the Acquisition Loan Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower in connection with the Acquisition Loan Borrowing (as defined in the Credit Agreement referred to below) made by the Banks to the Borrower on [date of Acquisition Loan Borrowing], together with accrued but unpaid interest on the principal amount of such Acquisition Loan Advance from the date of such Acquisition Loan Advance until such principal amount is paid in full, at such interest rates and at such times as are specified in the Credit Agreement or this Note.

      The Borrower shall pay to the Agent for the benefit of the Bank the outstanding principal amount of the Acquisition Loan Advance evidenced by this Note as follows:

      [Describe principal repayment schedule in terms of the amount of the Acquisition Loan Advance made by the individual Bank in accordance with Section 2.3(d) of the Credit Agreement.]

      This Note is one of the Acquisition Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of February 7, 1997 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of an Acquisition Loan Advance by the Bank to the Borrower in connection with each Acquisition Loan Borrowing made in accordance with the terms of the Credit Agreement, the indebtedness of the Borrower resulting from one such Acquisition Loan Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

      Both principal and interest are payable to the Agent at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Acquisition Loan Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

      It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.


      EXECUTED as of the date first above written.


                                    CORE LABORATORIES, INC.



                                    By:
                                    Name:
                                    Title:

                                                                     EXHIBIT D-3

                                 FORM OF
                             TERM LOAN NOTE
                                ([PAYEE])

$[                ]          Houston, Texas                       [date]
  ----------------


      For value received, the undersigned Core Laboratories, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of [Payee] ("Bank"), the principal amount of [ ] and [ ]/100 Dollars ($[ ]) or, if less, the aggregate outstanding principal amount of the Term Loan Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with accrued but unpaid interest on the principal amount of such Term Loan Advance from the date of such Term Loan Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

      This Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of February 7, 1997 (as the same may be modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a Term Loan Advance by the Bank to the Borrower in an aggregate outstanding amount not to exceed the Dollar amount of this Note, the indebtedness of the Borrower resulting from such Term Loan Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

      Both principal and interest are payable to the Agent at the times, in the locations, and in the manner specified in the Credit Agreement. The Bank shall record all Term Loan Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

      It is the intention of the Bank and the Borrower to conform strictly to any applicable usury laws. Accordingly, the terms of the Credit Agreement relating to the prevention of usury will be strictly followed.


      EXECUTED as of the date first above written.


                                    CORE LABORATORIES, INC.


                                    By:
                                    Name:
                                    Title:

                                                                     EXHIBIT E

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE

                                    [date]


      Reference is made to the Amended and Restated Credit Agreement dated as of February 7, 1997 (as modified, the "Credit Agreement"), among Core Laboratories, Inc., a Delaware corporation, the financial institutions parties thereto ("Banks"), and NationsBank of Texas, N.A., as agent for the Banks ("Agent"). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

      Pursuant to the terms of the Credit Agreement, [ ] ("Assignor"), wishes to assign and delegate to [ ] ("Assignee"), [ ]%1 of its rights and obligations under the Credit Agreement.
Therefore, Assignor, Assignee, and the Agent agree as follows:

      1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and
(iii) of Section 2 of this Assignment and Acceptance, a [ ]% interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the Effective Date (as defined below), including such percentage interest in the Assignor's Commitments, the Advances owing to the Assignor, the Assignor's ratable share of the Letters of Credit, and the Notes held by the Assignor.

      2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, (A) its Revolving Loan Commitment is $[ ], the aggregate outstanding principal amount of Revolving Loan Advances owed by the Borrower to the Assignor is $[ ], and its ratable share of the Letter of Credit Exposure is $[ ], (B) its Term Loan Commitment is $[
          ], the aggregate outstanding principal amount of the Term Loan Advance owing to the Assignor is $[ ], and (C) its Acquisition Loan Commitment is $[ ], the aggregate outstanding principal amount of the Acquisition Loan Advances owing to the Assignor is $[
   ]; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit
--------
     1 Specify percentage to 4 decimal points.

Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (v) attaches the Notes referred to in Section 1 above and requests that the Agent exchange such Notes for the following Notes: [ ].

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.7 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty2, and (vii) represents that it is an Eligible Assignee.

      4. The effective date for this Assignment and Acceptance shall be [ ] ("Effective Date")3, and following the execution of this Assignment and Acceptance, the Agent will record it in the Register.

      5. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Section 8.1 and 8.2 of the Credit Agreement, which shall survive this agreement) and be released from its obligations (other than obligations to the Agent pursuant to Section 7.5 and 7.6 of the Credit Agreement, which shall survive this agreement) under the Credit Agreement.

--------
     2 If the Assignee is organized under the laws of a jurisdiction outside the United States.

      3 See Section 8.5. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

      6. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

      The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                    [ASSIGNOR]



                                    By:
                                    Name:
                                    Title:

                                    Address:


                                    Attention:
                                    Telecopy No:


                                    [ASSIGNEE]



                                    By:
                                    Name:
                                    Title:

                                    Domestic Lending Office:

                                    Address:


                                    Attention:
                                    Telecopy No:

                                    Eurodollar Lending Office:

                                    Address:


                                    Attention:
                                    Telecopy No:


                                    NATIONSBANK OF TEXAS, N.A.,
                                    as Agent



                                    By:
                                    Name:
                                    Title:


CONSENTED TO
this _____ day of _________________, ____.


CORE LABORATORIES, INC.

By:
Name:
Title:

                                                                       EXHIBIT F


                            CLOSING DOCUMENTS

                       Credit Facility Provided by
                  NATIONSBANK OF TEXAS, N.A., as Agent,
                                   for
                         CORE LABORATORIES, INC.


                            February 7, 1997


      Agent             =     NationsBank of Texas, N.A.
      Banks             =     The holders of the Notes listed below
      Borrower          =     Core Laboratories, Inc, a Delaware corporation
      Parent            =     Core Laboratories N.V., a Netherlands limited
                                liability company
      ProTechnics       =     ProTechnics Company, a Nevada corporation
      B&P               =     Bracewell & Patterson, L.L.P.



   Responsible
      PARTY                 CREDIT DOCUMENTS

1. B&P Amended and Restated Credit Agreement dated as of February 7, 1997, among the Borrower, the Banks, and the Agent providing a $10,000,000 revolving line of credit, a $14,000,000 term loan facility, and a $20,000,000 revolving acquisition facility.

      B&P         Exhibit A         -     Form of Compliance Certificate

      B&P         Exhibit B         -     Form of Borrowing Request

      B&P         Exhibit C         -     Form of Continuation/ Conversion
                                          Request

      B&P         Exhibit D-1       -     Form of Revolving Loan Note

      B&P         Exhibit D-2       -     Form of Acquisition Loan Note

      B&P         Exhibit D-3       -     Form of Term Loan Note

      B&P         Exhibit E         -     Form of Assignment and Acceptance

      B&P         Exhibit F         -     Closing Documents List

      B&P         Schedule I        -     Administration Information

     Borrower     Schedule II       -     Disclosures

2.    B&P     $5,000,000 Revolving Loan Note dated as of February 7, 1997, made by the Borrower and payable to the order of NationsBank of Texas, N.A.

3.    B&P     $5,000,000 Revolving Loan Note dated as of February 7, 1997, made by the Borrower and payable to the order of Bank of America Texas, N.A.

4. Banks $7,000,000 Term Loan Note dated as of November 1, 1995, made by the Borrower and payable to the order of NationsBank of Texas, N.A.

5. Banks $7,000,000 Term Loan Note dated as of November 1, 1995, made by the Borrower and payable to the order of Bank of America Texas, N.A.

6. Banks $3,400,000 Guidance Loan Note dated as of January 12, 1996, made by the Borrower and payable to the order of NationsBank of Texas, N.A.

7. Banks $3,400,000 Guidance Loan Note dated as of January 12, 1996, made by the Borrower and payable to the order of Bank of America Texas, N.A.

8. B&P Guaranty dated as of February 7, 1997, made by the Parent in favor of the Agent guaranteeing the Borrower's obligations under the Amended and Restated Credit Agreement for the benefit of the Agent and the ratable benefit of the Banks.

9.    B&P     Guaranty dated as of February 7, 1997, made by ProTechnics in favor of the Agent guaranteeing the Borrower's obligations under the

              Amended and Restated Credit Agreement for the benefit of the Agent and the ratable benefit of the Banks.

10. Borrower Opinion of General Counsel for the Borrower in favor of the Agent and the Banks regarding the authorization and enforceability of the Amended and Restated Credit Agreement, the Notes, and the Guaranty and certain other matters.

11. Borrower Opinion of Foreign Counsel for the Parent in favor of the Agent and the Banks regarding the authorization and enforceability of the Guaranty and certain other matters.

12. Borrower Certificate of Secretary for the Borrower certifying the existence, good standing, organizational documents, bylaws, resolutions, and authorized officers for that person.

      Borrower    Exhibit A - Certificate of Incorporation

      Borrower    Exhibit B-  Bylaws

      Borrower    Exhibit C - Resolutions

13. Borrower Certificate of Secretary for the Parent certifying the existence, good standing, organizational documents, resolutions, and authorized officers for that person.

      Borrower    Exhibit A - Organizational Documents

      Borrower    Exhibit B - Resolutions

14. Borrower Certificate of Secretary for ProTechnics certifying the existence, good standing and qualification, organizational documents, bylaws, resolutions, and authorized officers for that person.

      Borrower    Exhibit A - Certificates of Good Standing and Qualification

      Borrower    Exhibit B - Certificate of Incorporation

      Borrower    Exhibit C - Bylaws

      Borrower    Exhibit D - Resolutions

                                                                      SCHEDULE I
                          Administrative Information

BORROWER:

Core Laboratories, Inc.
5295 Hollister Road
Houston, Texas 77040
Attn: Richard L. Bergmark,
Chief Financial Officer
telephone:  713-329-7403
telecopier: 713-939-8295

AGENT:

NationsBank of Texas, N.A., as Agent
700 Louisiana, 7th Floor
Houston, Texas 77002
Attn: William B. Borus,
Senior Vice President
telephone:  713-247-7756
telecopier: 713-247-7175

BANKS:

NationsBank of Texas, N.A.
700 Louisiana, 7th Floor
Houston, Texas 77002
Attn: William B. Borus,
Senior Vice President
telephone:  713-247-7756
telecopier: 713-247-7175

Bank of America Texas, N.A.
333 Clay Street
Suite 3600
Houston, Texas 77002
Attn: Victor N. Tekell
Vice President
telephone:  713-652-3612
telecopier: 713-652-3619

                                  SCHEDULE II

                              DISCLOSURE SCHEDULE

1.   PERMITTED DEBT - None.
2.   PERMITTED LEINS - None.
3.   SUBSIDIARIES OF BORROWER -
     (a)  Core Export Sales, Inc.
     (b)  Pastech, Inc.
     (c)  ProTechnics Company
4.   SUBSIDIARIES OF PARENT (OTHER THAN THOSE ABOVE) -
     (a)  China Corelab Ltd.
     (b)  Core Laboratories Australia Pty Ltd
     (c)  Core Laboratories Canada Ltd
     (d)  Core Laboratories, Inc.
     (e)  Core Laboratories International B.V.
     (f)  Core Laboratories (Malaysia) Sdn. Bhd.
     (g)  Core Laboratories (Netherlands) B.V.
     (h)  Core Laboratories (Singapore) Pte Ltd
     (i)  Core Laboratories (U.K.) Limited
     (j)  Core Laboratories Venezuela S.A.
     (k)  Core Laboratories Sales N.V.
     (l)  Newcore (Nigeria) Limited
     (m)  P.T. Corelab Indonesia
     (n)  Core Laboratories (Argentina) S.A.